UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — July 1, 2009

ASSURED GUARANTY LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 299-9375

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

As previously announced, on November 14, 2008, Assured Guaranty Ltd. (“Assured” or the “Company”) entered into an agreement (the “Purchase Agreement”) with Dexia Holdings, Inc., a Delaware corporation (“Seller” or “Dexia Holdings”) and Dexia Crédit Local S.A., a French share company licensed as a bank under French law (“DCL”) pursuant to which the Company agreed to purchase (the “Acquisition”) Financial Security Assurance Holdings Ltd., a New York corporation (“FSAH”), the parent of financial guaranty insurance company Financial Security Assurance, Inc., a New York stock insurance company (“FSA”), on the terms and conditions contained in the Purchase Agreement, a copy of which was included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on November 17, 2008.

Separation of FSAH’s Former Financial Products Segment

FSAH, through its insurance company subsidiaries, provides financial guaranty insurance on public finance obligations in domestic and international markets. Historically, FSAH also provided financial guaranty insurance on asset-backed obligations. In August 2008, FSAH announced that it would cease insuring asset-backed obligations and instead participate exclusively in the global public finance financial guaranty business.

Prior to November 2008 and as further described below, FSAH, through its financial products subsidiaries, offered FSA-insured guaranteed insurance contracts (“GICs”)  and other investment agreements, including medium-term notes (“MTNs”).   As further described below, Assured did not acquire FSAH’s former financial products business and has entered into various agreements with Dexia Holdings and/or certain of its affiliates pursuant to which they will assume the credit and liquidity risks associated with FSAH’s former financial products business.

Guaranteed Investment Contract Business

Until November 2008, FSAH issued, through its financial products business, FSA-insured GICs and other investment agreements to municipalities and other market participants (the “GIC Business”). In November 2008, FSAH ceased to issue new GICs in anticipation of the Acquisition. The GICs were issued through FSAH’s non-insurance subsidiaries (the “GIC Issuers”) FSA Capital Management Services LLC, FSA Capital Markets Services LLC and FSA Capital Markets Services (Caymans) Ltd.  In return for an initial payment, each GIC entitles its holder to receive the return of the holder’s invested principal plus interest at a specified rate and to withdraw principal from the GIC as permitted by its terms. FSA insures the GIC Issuer’s payment obligations on all GICs issued by the GIC Issuers.

The proceeds of GICs issued by the GIC Issuers were loaned to FSAH’s subsidiary FSA Asset Management LLC (“FSAM” and, together with the GIC Issuers, the “GIC Subsidiaries”) pursuant to certain intercompany financing agreements between the GIC Issuers and FSAM (the “Intercompany Financings”). FSAM in turn invested these funds in fixed-income obligations (primarily residential mortgage backed securities) but also short-term investments, securities issued or guaranteed by U.S. government sponsored agencies, taxable municipal bonds, securities issued by utilities, infrastructure-related securities, collateralized debt obligations, other asset-backed securities and foreign currency denominated securities) that satisfied FSA’s investment criteria (the “FSAM assets”). The terms governing FSAM’s repayment of GIC proceeds to the GIC Issuers under the Intercompany Financings were intended to match the payment terms under the related GIC.  FSAH historically depended in large part on operating cash flow from interest and principal payments on the FSAM assets to provide sufficient liquidity to pay the GICs on a timely basis. FSAH also sought to manage the financial products business liquidity risk through the maintenance of liquid collateral and liquidity agreements. During the course of 2008, FSAH’s former financial products business developed significant liquidity shortfalls as a result of a number of factors, including  (i) greater than anticipated GIC withdrawals and terminations due, for the most part, to redemptions caused by events of default under collateral debt obligations backed by asset-backed securities and under collateralized loan obligations; (ii) slower than anticipated amortization of residential mortgage-backed securities, which comprise most of the portfolio of FSAM assets; (iii) redemption/collateralization requirements triggered by the downgrade of FSA’s ratings; and (iv) a significant decline in market value of certain of the FSAM assets due to a general market dislocation, leading to many of the FSAM assets becoming illiquid.

Further, liquidity requirements have increased as FSA has been downgraded or placed on negative outlook by the three major rating agencies. Certain of the FSA-insured GICs allowed for withdrawal of GIC funds in the event of a downgrade of FSA below AAA by Standard & Poor’s (“S&P”) or Aaa by Moody’s Investors Service (“Moody’s”) unless the GIC Issuer posted liquid collateral or otherwise enhanced its credit. Such downgrades resulted in the need to post liquid collateral to the related GIC holder or the need to raise funds to satisfy GIC withdrawals. In addition to additional liquidity requirements caused by downgrades of FSA’s ratings to its current levels under certain GICs, most FSA-insured GICs allow for withdrawal of GIC funds in the event of a downgrade of FSA below AA- by S&P or Aa3 by Moody’s, unless the GIC Issuer posts liquid collateral or otherwise enhances its credit. Some FSA-insured GICs also allow for withdrawal of GIC funds in the event of a downgrade of FSA, typically below A3 by Moody’s or A- by S&P, with no right of the GIC Issuer to avoid such withdrawal by posting collateral or otherwise enhancing its credit.

As of March 31, 2009, there were FSA-insured GIC obligations in an outstanding principal amount of approximately $13.5 billion.  As of March 31, 2009, the liabilities of the GIC Issuers and FSAM and its subsidiary exceeded their assets by approximately $8.7 billion (before any tax effects).

Prior to the completion of the Acquisition, FSAH transferred the ownership interest in the GIC Issuers and FSAM to Dexia Holdings.  Even though FSAH no longer owns the GIC Issuers or FSAM, FSA’s guarantees of the GICs remain in place.

In connection with the Acquisition and as further described below, Dexia S.A. (“Dexia”), Dexia Holdings’ ultimate parent, and certain of its affiliates have entered into a number of agreements pursuant to which they have guaranteed certain amounts, agreed to lend certain amounts or post liquid collateral, and agreed to provide hedges against interest rate risk to or in respect of FSAH’s former financial products business.  Certain of these obligations also benefit from a guarantee from the Belgian and French States.  The purpose of these agreements is to mitigate the credit, interest rate and liquidity risks associated with the GIC business and the related FSA guarantees.

Medium Term Note Business and Leveraged Tax Lease Business

The MTN Business—The “MTN Business” refers to the MTN issuance program of FSA Global Funding Limited (“FSA Global”). Under the MTN Business, MTNs were issued by FSA Global and are insured under financial guarantee insurance policies issued by FSA. The proceeds of the MTNs were used to purchase notes issued by Cypress Point Funding Limited (“Cypress”) and other non-affiliated entities. The MTNs are secured by all of the assets of FSA Global, including the A-Loans (as defined below). The notes securing the MTNs are also insured under financial guarantee insurance policies issued by FSA. The MTNs and the notes issued by Cypress are also supported by interest rate swaps, currency swaps and basis swaps, each of which are insured under financial guarantee insurance policies issued by

FSA. As of March 31, 2009, the aggregate outstanding principal balance of MTNs was $1.6 billion.

Prior to the completion of the Acquisition, FSAH transferred its ownership interest in FSA Global to Dexia Holdings.  Even though FSAH no longer owns FSA Global, FSA’s guarantees of the MTNs and the notes securing the MTNs remain in place.

In connection with the Acquisition and as further described below, Dexia and certain of its affiliates have entered into a number of guarantees and other agreements pursuant to which they have retained all rights and obligations related to and incurred in connection with the operation of the MTN Business and have all existing and future economic risks, benefits and profits associated with that business, although, as noted above, FSA’s guarantees of the MTNs and the notes securing the MTNs remain in place. None of these obligations benefit from a guarantee from the Belgian or French States.

The Leveraged Tax Lease Business—The “Leveraged Tax Lease Business” refers to leveraged-lease transactions involving FSA Global, Premier International Funding Co. (“Premier”), various lessees and various lessor trusts. In certain transactions under the Leveraged Tax Lease Business, a debt payment undertaking agreement (“Debt PUA”) and/or an equity payment undertaking agreement (“Equity PUA”) were entered into by Premier in exchange for cash payments by the related lessee in an amount sufficient to defease the lessee’s rental obligation under the related lease. In conjunction with its issuance of a Debt PUA, Premier received a note in a corresponding amount from FSA Global (the “Debt PUA Note”) and in conjunction with its issuance of an Equity PUA, Premier received a note in a corresponding amount from FSA Global (the “Equity PUA Note”).  The Debt PUAs and Debt PUA Notes are insured under financial guarantee insurance policies issued by FSA. In conjunction with its issuance of each Debt PUA Note, FSA Global received a loan certificate from the related lessor trust (each, an “A-Loan”). In each transaction, the repayment of the A-Loans is secured by the related Debt PUA which is in turn insured by FSA.  Monthly payments are made under the A-Loans and Debt PUA Notes to reduce the outstanding amount of the A-Loans and Debt PUA Notes and to reduce FSA’s exposure under its financial guaranty insurance policies that insure the Debt PUAs.

As of March 31, 2009, the outstanding amounts of A-Loans and Debt PUA Notes were each $6.2 billion.

Prior to the completion of the Acquisition, FSAH transferred its ownership interest in FSA Global and Premier to Dexia Holdings.  Even though FSAH no longer owns FSA Global or Premier, FSA’s guarantees of the Debt PUAs and Debt PUA Notes remain in place.

As further described below, Assured has agreed to be responsible for all rights and obligations related to the operation of the Leveraged Tax Lease Business and the FSA insurance policies insuring the Debt PUAs and the Debt PUA Notes and Dexia Holdings has agreed to assume all rights and obligations relating to the Equity PUA Notes and the Equity PUAs and to hold FSA harmless and indemnify FSA for its obligations under the FSA insurance policies relating to the Equity PUA Notes and the Equity PUAs.  In addition, an affiliate of Dexia has agreed to provide a liquidity facility to FSA in an amount not to exceed $1 billion for the purpose of covering the liquidity risk arising out of claims payable in respect of “strip coverages” included in the Leveraged Tax Lease Business.

See also Item 8.01—Other Events—Risks Relating to the Acquisition and Integration of FSAH — We have exposure through financial guaranty insurance policies to FSAH’s Financial Products business, which we did not acquire and Item 8.01—Other Events—Risks Relating to the Acquisition and Integration of FSAH —We have substantial credit and liquidity exposure to Dexia and the Belgian and French states.

GIC Business Agreements

To address the credit and liquidity risks of the GIC business summarized above, the following discussion summarizes the significant agreements entered into to mitigate the credit and liquidity risks associated with the GIC business and the related FSA guarantees. Each of these agreements is dated June 30, 2009.

Dexia Put Contracts—Dexia and DCL have jointly and severally guaranteed the scheduled payments of interest and principal in relation to each FSAM asset, as well as any failure to provide liquidity or liquid collateral under the Guaranteed Liquidity Facilities under two separate ISDA Master Agreements, each with its associated schedule, confirmation and credit support annex (the “Guaranteed Put Contract” and the “Non-Guaranteed Put Contract” respectively, and collectively, the “Dexia Put Contracts”). The Guaranteed Put Contract is so described because Dexia’s obligations under the put contract are generally guaranteed by the Sovereign Guarantee (as defined below). The Dexia Put Contracts also reference separate portfolios of FSAM assets. Based on information as of June 30, 2009, the initial aggregate principal balance of FSAM assets related to the Guaranteed Put Contract is equal to approximately $11.8 billion and the aggregate principal balance of FSAM assets related to the Non-Guaranteed Put Contract is equal to approximately $4.4 billion. The assets owned by FSAM as of September 30, 2008 were allocated to the Guaranteed Put Contract and the Non-Guaranteed Put Contract based on discussions between Dexia and the French State and the Belgian State (collectively, the “States”), with the less liquid and more deeply discounted assets generally being allocated to the Guaranteed Put Contract.

Under the Dexia Put Contracts the obligation of Dexia and DCL to provide amounts to FSAM will arise pursuant to the occurrence of any of the following events (each, a “Put Trigger”):

•                  a payment default by DCL or Dexia Bank Belgium S.A. (“DBB”) under any Guaranteed Liquidity Facility (as defined below) (a “Liquidity Default Trigger”);

•                  a failure by either Dexia or DCL to transfer the required amount of eligible collateral under the credit support annex of the applicable Dexia Put Contract (a “Collateral Default Trigger”);

•                  the occurrence of an insolvency event with respect to Dexia as set forth in the Dexia Put Contracts (a “Bankruptcy Trigger”); and

•                  with respect to an FSAM asset, the failure of the issuer of that FSAM asset to pay the full amount of the expected principal or interest when due, a writedown or applied loss resulting in a reduction of the outstanding principal amount of that FSAM asset, or the attribution of a principal deficiency or realized loss resulting in a reduction or subordination of the current interest payable on that FSAM asset (an “Asset Default Trigger”).

In the event that the applicable Dexia party fails to provide liquidity or collateral as required under the Guaranteed Liquidity Facilities, FSAM may, pursuant to a Liquidity Default Trigger or Collateral Default Trigger, put to Dexia and DCL certain of the FSAM assets in exchange for an amount equal to such failure, with such amounts being available to satisfy the GIC Issuers’ obligations under the GICs and/or FSAM’s obligations under the FSAM Hedging Arrangements (as defined below), which are also guaranteed by FSA.

If a Dexia bankruptcy has occurred, FSAM may, pursuant to a Bankruptcy Trigger, put to Dexia and DCL the relevant FSAM assets with a value equal to the lesser of (i) the aggregate outstanding principal amount of all FSAM assets in the relevant portfolio and (ii) the aggregate outstanding principal balance of all of the GICs.

If an Asset Default Trigger arises with respect to any FSAM asset, FSAM may put to Dexia and DCL that FSAM asset in exchange for the outstanding principal amount of that FSAM asset. Dexia and DCL have the right, however, to elect to pay the difference between the amount of the expected principal or interest payment and the amount of the actual principal or interest payment, in each case, as such amounts come due.

In the event Dexia and DCL fail to perform under the Guaranteed Put Contract, FSAM may exercise a guarantee call under the Sovereign Guarantee. See “—Sovereign Guarantee” below.

To secure each Dexia Put Contract, Dexia and DCL will post under each put contract to the respective custodian from time to time eligible collateral having an aggregate value (subject to agreed “haircuts”) equal to at least the excess of (i) the aggregate principal amount of all outstanding GICs over (ii) the aggregate mark-to-market value of FSAM’s assets; provided that prior to September 29, 2011 (the “Expected First Collateral Posting Date”) the aggregate mark-to-market value of the FSAM assets related to the Guaranteed Put Contract will be deemed to be equal to the aggregate unpaid principal balance of these assets for purposes of this calculation. Additional collateralization is required in respect of certain other liabilities of FSAM, including certain net posting obligations of FSAM under the FSAM Hedging Arrangements, an agreed costs amount for running the GIC business and the expected negative carry associated with the GICs that would be borne by FSAM following a Dexia event of default. The valuation of the aggregate mark-to-market value of the FSAM assets and the posted collateral will occur at least weekly. Dexia’s and DCL’s obligation to post collateral or right to receive the return of excess collateral is subject, in either case, to satisfaction of the applicable threshold of $5 million, among other conditions.

Because the FSAM assets related to the Guaranteed Put Contract will be valued at their aggregate unpaid principal balance prior to the Expected First Collateral Posting Date, it is expected that Dexia and DCL will not be required to post collateral until the Expected First Collateral Posting Date. A failure by Dexia and DCL to post the amount described in the immediately preceding paragraph on the Expected First Collateral Posting Date will be covered by the Sovereign Guarantee. In the event of an ISDA event of default under the Dexia Put Contracts, FSAM may declare an early termination date and retain collateral posted by Dexia and DCL in accordance with the credit support annexes.

Notwithstanding the provisions for the calculation of posting of collateral with respect to the Dexia Put Contracts set forth above, and because many GICs provide that the collateral posting obligations and withdrawals that would arise following a downgrade of FSA would not be applicable if the relevant GIC Issuer is rated above certain levels at the time of any such downgrade of FSA, if each of Moody’s, S&P and Fitch Ratings (“Fitch”) confirm that the GIC Issuers’ obligations in relation to the GICs will be rated at least “Aa2/AA/AA” respectively (without giving effect to the retained FSA guarantees on the GICs) with a lesser amount of collateral being required to be posted by Dexia and DCL under the credit support annexes, then the collateral required to be posted under the credit support annexes will be reduced to such lesser amount acceptable to the rating agencies.

Under each of the Dexia Put Contracts, FSAM will pay to Dexia and DCL a premium quarterly in arrears (the “Put Premium”). FSAM’s obligation to pay the Put Premium is subordinated to the GIC Subsidiaries’ obligations under the GICs and the FSAM Hedging Arrangements and to reimburse FSA for any amounts paid under the FSA guarantees related to the GICs and FSAM Hedging Arrangements and a failure by FSAM to pay the Put Premiums is not an event of default under the Put Contracts. In addition, following a Dexia event of default, FSAM will only pay the Put Premiums if the Subordinated Claims Payment Condition (as defined below) is satisfied.

While neither the Company nor any of its subsidiaries is a party to the Dexia Put Contracts, the Dexia Put Contracts enhance FSAM’s ability to meet its obligations in respect of the GICs insured by FSA. As of March 31, 2009, the liabilities of the GIC Issuers and FSAM and its subsidiary exceeded their assets by approximately $8.7 billion (before any tax effects).

Sovereign Guarantee—Pursuant to a guarantee (the “Sovereign Guarantee”) issued by the States of Belgium and France (the “States”) to FSAM, the States have guaranteed severally but not jointly Dexia’s obligations under the Guaranteed Put Contract, subject to any applicable limitations set forth therein. The State of Belgium is responsible for 60.5/97 of the Sovereign Guarantee and the State of France is responsible for 36.5/97 of the Sovereign Guarantee. The Sovereign Guarantee will directly guarantee, for the benefit of FSAM (and indirectly for the benefit of the GIC Issuers and FSA), the payment obligations of Dexia under the Guaranteed Put Contract in respect of Liquidity Default Triggers, Collateral Default Triggers, the Bankruptcy Trigger and Asset Default Triggers. To the extent FSAM fails to make a timely call under the Sovereign Guarantee, FSA will have the right to request payment from the States thereunder. Under a sovereign guarantee reimbursement agreement, Dexia, and not the GIC Subsidiaries, is obligated to pay the guarantee fee due and payable to the States under the Sovereign Guarantee and reimburse the States for certain amounts paid under the Sovereign Guarantee, but a failure by Dexia to pay the guarantee fee or any other amounts required to be paid or reimbursed under the sovereign guarantee reimbursement agreement is not a defense or condition to the obligations of the States under the Sovereign Guarantee.

The States’ guaranty with respect to Liquidity Default Triggers and Collateral Default Triggers is scheduled to expire on October 31, 2011 (the “Liquidity and Collateral Trigger Expiration Date”). The States’ guaranty with respect to the related defaulted FSAM assets or a Dexia bankruptcy is scheduled to expire on the earlier of (x) the final maturity of the latest maturing of the remaining FSAM assets related to the Guaranteed Put Contract, and (y) March 30, 2035. The Sovereign Guarantee may terminate early if FSAM elects to undertake a Refinancing (as defined below) and meets the necessary requirements described in “—Pledge and Administration Agreement” below.

Dexia FP Guarantee—Pursuant to a guarantee jointly and severally issued by Dexia and DCL to FSA (the “Dexia FP Guarantee”), all of the GIC Subsidiaries’ payment and/or collateral posting obligations under the GICs and the FSAM Hedging Arrangements that are guaranteed by FSA are guaranteed by Dexia and DCL. FSAM’s obligations to reimburse Dexia and DCL for amounts paid under the Dexia FP Guarantee and to pay the related guarantee fee will be subordinated to the GIC Subsidiaries’ obligations under the GICs and the FSAM Hedging Arrangements that are guaranteed by FSA and to reimburse FSA for any amounts paid under the FSA guarantees related to the GICs and FSAM Hedging Arrangements. In addition, following a Dexia event of default, FSAM will only pay the guarantee fee under the Dexia FP Guarantee if the Subordinated Claims Payment Condition is satisfied. Any failure by FSAM to reimburse Dexia and DCL for amounts paid under the Dexia FP Guarantee or to pay the related guarantee fee is not a defense or condition to the obligations of Dexia and DCL under the Dexia FP Guarantee.

Dexia GIC Indemnity—Pursuant to an indemnification agreement between FSA, Dexia and DCL (the “Dexia GIC Indemnity”), Dexia and DCL will indemnify FSA for certain losses, liabilities and damages (including reasonable costs and expenses) incurred by FSA or any affiliate of FSA related to the GIC business or any of the transactions related to the isolation and segregation of the GIC business that are not otherwise reimbursed pursuant to the Dexia FP Guarantee.

Pledge and Administration Agreement—Pursuant to the pledge and administration agreement among Dexia, DCL, Dexia FP Holdings Inc. (“Dexia FP”), the GIC Subsidiaries, FSA and the Collateral Agent (the “Pledge and Administration Agreement”), Dexia, DCL and the GIC Subsidiaries have granted security interests to the Collateral Agent for the benefit and security of the secured parties therein (including FSA) over all of their right, title and interest in, to and under the FSAM assets, the collateral posted by Dexia or DCL under the Dexia Put Contracts, and other related assets.

Also pursuant to the Pledge and Administration Agreement, Dexia FP has granted a security interest to the Collateral Agent for the benefit and security of FSA over all of its right, title and interest in HF Services LLC (“HF Services”), including any and all management, voting, approval and other rights of Dexia FP under the organizational documents of HF Services to secure the payment of all amounts due on all of the indebtedness, liabilities and obligations owed from time to time by FSAM and the GIC Issuers to FSA.

Unless a Dexia event of default has occurred, Dexia will direct the day to day operations of the GIC Subsidiaries and will direct the management of the assets and liabilities of the GIC Subsidiaries, including but not limited to cash management, asset liability management and other normal day to day operations of the GIC Subsidiaries through the Administrator (as defined below). If a Dexia event of default has occurred, FSA will have the right to exercise the directing rights described in this paragraph.

In addition, FSAM has agreed not to sell or liquidate any FSAM asset other than with the prior consent of Dexia, unless a Dexia event of default has occurred, and not to sell or liquidate any FSAM asset other than for consideration equal to the par amount thereof plus accrued interest, without the consent of FSA.

A “Dexia event of default” under the Pledge and Administration Agreement will include the following:

•                  the occurrence of any ISDA event of default under either of the Dexia Put Contracts;

•                  the non-payment by any Dexia party or any affiliate of any required payment in accordance with the terms of any Dexia guarantee, the Dexia Put Contracts or the Dexia GIC Indemnity where (i) the amount of such non-payment, taken together with any other outstanding and uncured failures to make payments or deliveries by any Dexia party or any affiliate exceeds $10,000,000 and (ii) such non-payment is not remedied by a cure generally within 5 business days of the receipt of notice of such nonpayment; and

•                  certain events of bankruptcy in respect of Dexia or its affiliates or the GIC Subsidiaries occurring and continuing at any time.

Upon the occurrence of a Dexia event of default, FSA may take any or all of the following actions:

•                  cause the repurchase date to occur in respect of all or any part of the transactions entered into under the master repurchase agreement, exercise the rights of a secured party in relation to the collateral, and direct the collateral agent to exercise all rights to vote or give directions or consents as a holder of such collateral following enforcement of its security interest;

•                  terminate the Administrative Services Agreement (as defined below) or replace the administrator thereunder or direct the management of the administrator by foreclosing upon its security interest in the equity of HF Services;

•                  with respect to the Non-Guaranteed Put Contract, designate an “early termination date,” demand payment of any related early termination payments and exercise the rights of a secured party in relation to the collateral posted under the Non-Guaranteed Put credit support annex;

•                  with respect to the Guaranteed Put Contract, if the Dexia event of default also constitutes an ISDA event of default, designate an “early termination date,” demand payment of any related early termination payments and exercise the rights of a secured party in relation to the collateral posted under the credit support annex; and

•                  maintain any Dexia guarantees in force, make claims in accordance with the terms of any Dexia guarantee, any liquidity facility or the Sovereign Guarantee (if the Guaranteed Put Contract has not been terminated) and apply any collateral to unpaid liabilities of FSAM.

In addition, either pursuant to the occurrence of a Dexia event of default or upon the satisfaction of certain conditions relating to the refinancing of Dexia’s obligations under the GIC Business documents (the “Refinancing”), FSA may elect to refinance its obligations related to the GICs by terminating the Master Repurchase Agreement (as defined below), the Sovereign Guarantee, and the Dexia Put Contracts and releasing certain other assets from the Collateral Agent’s lien under the Pledge and Administration Agreement, the proceeds of which will be invested in certain permitted investments, as contemplated in the Pledge and Administration Agreement. In order to effect a Refinancing, the following conditions, among others, must be satisfied: (i) FSAM must redeem the Master Repurchase Agreement or transfer and novate its rights and obligations under the Master Repurchase Agreement to a successor entity designated by FSA (the “FSAM Successor”) such that the GIC Issuers or the FSAM Successor hold cash or permitted investments equal to the sum of the aggregate outstanding amount of all GIC business related liabilities plus 25% of the agreed costs amount for running the GIC business; (ii) the rating agencies must have confirmed that after the Refinancing the GIC Issuers will be rated at least “Aa2” by Moody’s, at least “AA” by S&P and at least “AA” by Fitch, and that the rating of FSA will not be downgraded, qualified or withdrawn; (iii) all of FSA’s guarantees on the FSAM Hedging Arrangements must have been released by the counterparties thereto; and (iv) the remaining FSAM Hedging Arrangements must have been transferred and novated to the FSAM Successor or other entity designated by FSA.

Guaranteed Liquidity Facilities—In connection with the Acquisition, affiliates of Dexia increased their aggregate liquidity commitment to FSAM from $8.5 billion to $11.5 billion. The liquidity commitments are comprised of an amended and restated revolving credit agreement (the “Liquidity Facility”) pursuant to which DCL and DBB committed to provide funds to FSAM in an amount up to $8.0 billion (approximately $4.2 billion was outstanding under the previously existing revolving credit facility as of June 30, 2009), and a master repurchase agreement (the “Repurchase Facility Agreement” and, together with the Liquidity Facility, the “Guaranteed Liquidity Facilities”) pursuant to which DCL will provide up to $3.5 billion (based on market value) of eligible collateral to satisfy collateralization obligations of the GIC Issuers under the GICs or of FSAM under the FSAM Hedging Arrangements. There is nothing currently outstanding under the Repurchase Facility Agreement. In accordance with the terms of the Guaranteed Liquidity Facilities, FSAM’s obligations to pay certain fees payable under the Guaranteed Liquidity Facilities are subordinated to the GIC Companies’ obligations under the GICs and the FSAM Hedging Arrangements that are guaranteed by FSA and to reimburse FSA for any amounts paid under the FSA guarantees related to the GICs and FSAM Hedging Arrangements. In addition, following certain events of default, FSAM will only be required to pay these fees to the extent certain conditions under the Pledge and Administration Agreement have been met, including, among other things, that FSAM owns a portfolio of liquid securities having an aggregate market value in excess of the aggregate unpaid principal balance of the GICs plus certain additional amounts described in the Pledge and Administration Agreement (such conditions, the “Subordinated Claims Payment Condition”).

The proceeds of GICs issued by the GIC Issuers were loaned to FSAM pursuant to the Intercompany Financings between the GIC Issuers and FSAM. FSAM in turn invested these funds in fixed-income obligations (primarily residential mortgage-backed securities (“RMBS”) but also short-term investments, securities issued or guaranteed by U.S. government sponsored agencies, taxable municipal bonds, securities issued by utilities, infrastructure-related securities, collateralized debt obligations, other asset-backed securities and foreign currency denominated securities) that satisfied FSA’s investment criteria. The terms governing FSAM’s repayment of GIC proceeds to the GIC Issuers under the Intercompany Financings are intended to match the payment terms under the related GIC. To allow it to satisfy these matched payment obligations, when FSAM invested the GIC proceeds in FSAM assets, it also entered into various derivative transactions to convert most fixed-rate FSAM assets and GIC liabilities into London Interbank offered rate (“LIBOR”)-based floating rate assets and liabilities, and to convert non-US dollar-denominated FSAM assets to US dollar-denominated assets (the “FSAM Hedging Arrangements”).

The terms of the Guaranteed Liquidity Facilities will generally extend to the date on which all of the GICs have been paid in full, provided that upon a Dexia event of default under the Pledge and Administration Agreement, FSAM will be entitled to request one final advance under each Guaranteed Liquidity Facility in an aggregate amount expected to be sufficient to repay the principal and interest on the GICs as they become due and payable over time, after giving effect to any collateral posted under the credit support annexes to the Dexia Put Contracts.

While neither the Company nor any of its subsidiaries is a party to to the Guaranteed Liquidity Facilities, the Guaranteed Liquidity Facilities provide liquidity to FSAM to enable it to meet its obligations in respect of the GICs insured by FSA.

Master Repurchase Agreement—FSAM and the GIC Issuers amended, restated and consolidated Intercompany Financings prior to the Acquisition into one master repurchase agreement where each GIC Issuer will be a “buyer” and FSAM will be the “seller” (the “Master Repurchase Agreement”). All of the outstanding indebtedness of FSAM under the Existing Intercompany Financings will continue to be outstanding under the Master Repurchase Agreement, and FSAM’s obligations to the GIC Issuers under the Master Repurchase Agreement will be secured under the Pledge and Administration Agreement. Amounts or collateral received by FSAM under the Guaranteed Liquidity Facilities or the Dexia Put Contracts will be transferred to the GIC Issuers for application to the related GICs pursuant to the Master Repurchase Agreement. If FSAM elects to undertake a Refinancing as described in “—Pledge and Administration Agreement” below, FSAM will, among other things, assign its rights and obligations under the Master Repurchase Agreement to a successor entity.

Medium-Term Note Business and Leveraged Tax Lease Business Agreements

Each of the agreements described below is dated July 1, 2009.

The Separation Agreement—Under the Separation Agreement among DCL, FSA, Financial Security Assurance International Ltd. (“FSA International” and, together with FSA, the “FSA Parties”), FSA Global and Premier:

•                  DCL has agreed to (i) assume all rights and obligations related to and incurred in connection with the operation of the MTN Business and (ii) manage the day-to-day operations of the MTN Business, and

•                  FSA has agreed to (i) retain all rights and obligations related to and incurred in connection with the operation of the Leveraged Tax Lease Business (other than Equity PUA Notes and the FSA insurance policies relating to the Equity PUA Notes) and (ii) manage the day-to-day operations of the Leveraged Tax Lease Business.

The Separation Agreement provides that so long as no DCL Event of Default (as defined below) has occurred and is continuing, DCL and the FSA Parties will cooperate reasonably and in good faith to determine how the applicable FSA Party will exercise the consent rights, direction rights and other rights that it has as insurer (“FSA Rights”) under any transaction document relating to the MTN Business (such determination is referred to as a “Mutual Determination”). Neither DCL, nor any of its affiliates, nor any FSA Party, nor any of their respective affiliates, may seek to exercise any FSA Right except pursuant to a Mutual Determination or as otherwise mutually agreed by DCL and the applicable FSA Party. If a DCL Event of Default has occurred and is continuing, the FSA Parties will be permitted to exercise most FSA Rights without consultation with, or consent from, DCL.

DCL Guarantees—DCL has entered into a Funding Guaranty and a Reimbursement Guaranty, (together, the “DCL Guarantees”) each for the benefit of FSA and Financial Security Assurance International, Ltd. (the “Beneficiaries”).

Under the Funding Guaranty, DCL will guaranty, for the benefit of each Beneficiary, the payment to or on behalf of the relevant Beneficiary of an amount equal to the payment required to be made under an FSA Policy by that Beneficiary. No later than 12:00 p.m. New York time on the later of (i) one Business Day following receipt by DCL of a notice of claim under an FSA Policy, and (ii) one Business Day prior to the date the related obligation is due under the relevant FSA Policy, DCL will make payment either (A) to an account of the beneficiary of the applicable financial guaranty insurance policies issued by the FSA Parties, or (B) to the account specified by the Beneficiary.

Under the Reimbursement Guaranty, DCL will guaranty, for the benefit of each Beneficiary, the reimbursement of the applicable Beneficiary for payments made by that Beneficiary following a claim for payment under an obligation insured by an FSA Policy. No later than 12:00 p.m. New York time on the business day following delivery of a notice to DCL of a reimbursement obligation due to a Beneficiary, DCL will make payment to the account specified by the Beneficiary.

In consideration for the DCL Guarantees, unless a DCL Event of Default (as defined below) or potential DCL Event of Default has occurred and is continuing, FSA Global, Premier and Cypress will be obligated to pay directly to DCL a guarantee fee in an amount equal to all insurance premiums paid by each of them after the closing date in connection with the FSA Policies (as defined below) less the portion of such premiums relating to the risks retained by FSA and less the portion of such premiums owed to reinsurers.

Indemnification Agreement—FSA, Assured and DCL have entered into an indemnification agreement (the “Indemnification Agreement”) under which:

•                  Assured will indemnify DCL and related parties for losses incurred after the closing date arising out of or related to the Leveraged Tax Lease Business (other than the Equity PUA Notes and the FSA insurance policies relating to the Equity PUA Notes) and the breach by FSA or certain other parties of their covenants under the Separation Agreement and related agreements; and

•                  DCL will indemnify FSA, Assured and related parties for losses incurred after the closing date arising out of or related to the MTN Business, the breach by DCL or certain other parties of their respective covenants, representations and warranties under the Separation Agreement and related agreements, and certain other events.

The indemnities described above are in addition to any liability which the indemnifying party may otherwise have under the Separation Agreement or otherwise and are subject to the limitations and qualifications set forth in the Indemnification Agreement.

Funding of FSA Policy Claims—Under the Separation Agreement and the DCL Guarantees, DCL has agreed to fund, on behalf of the FSA Parties, 100% of all policy claims made under the financial guaranty insurance policies issued by the FSA Parties (the “FSA Policies”) in relation to the MTN Business. Without limiting DCL’s obligation to fund 100% of all policy claims under those FSA Policies, the FSA Parties will have a separate obligation to remit to DCL a certain percentage (ranging from 0% to 25%) of those policy claims. In the event that prior to a claim under an FSA Policy, the related FSA Party determines that a loss under the FSA Policy is probable and reasonably determinable, that FSA Party may be required to establish a statutory loss reserve against such loss.

DCL Events of Default—A “DCL Event of Default” means any one of the following events:

•                  any failure by DCL to make a payment under a DCL Guarantee that is not cured within the applicable cure period if that uncured failure, together with the cumulative amount of previous uncured DCL Guarantee payment failures, would cause the cumulative amount of all DCL Guarantee payment failures to exceed $10,000,000;

•                  DCL fails to post $10,000,000 in collateral as and when required under the Separation Agreement following the eighth failure of DCL to make a timely payment under a DCL Guarantee;

•                  a DCL payment failure (other than a DCL guarantee payment failure) in excess of $25,000,000 that is not cured within the applicable cure period and that is not a good faith contested payment; or

•                  a bankruptcy event with respect to DCL.

The Strip Coverage Liquidity and Security Agreement—Under the Strip Coverage Liquidity and Security Agreement between DCL, acting through its New York Branch (“DCL (NY)”), and FSA (the “Strip Agreement”), DCL (NY) has agreed to make loans to FSA, for the purpose of financing the payment of claims under certain financial guaranty insurance policies (“Strip Policies”) that were issued by FSA, or an affiliate or subsidiary of FSA, relating to the equity strip portion of the Leveraged Tax Lease Business that FSAH is retaining. The “equity strip portion” refers to the amount by which the equity portion of the termination payment owed by the lessee to the lessor trust following the early termination of the related lease exceeds the accreted value of the Equity PUA. FSA may request advances under the Strip Agreement without any explicit limit on the number of loan requests, provided that the aggregate principal amount of loans outstanding as of any date may not exceed the Commitment Amount (as defined below) on that date. Amounts borrowed under the Strip Agreement may not be reborrowed. The loans will be secured by FSA’s recovery rights in respect of claims under the Strip Policies. No advances are currently outstanding under the Strip Agreement.

DCL (NY)’s commitment to make any loan to FSA is subject to the satisfaction by FSA of customary conditions precedent, including compliance with financial covenants, and will terminate at the earlier of (A) the occurrence of a change of control with respect to FSA, (B) the reduction of the Commitment Amount (as defined below) to $0 and (C) January 31, 2042.

The “Commitment Amount” will initially be $1,000,000,000. FSA has the right, without premium or penalty, to voluntarily reduce the Commitment Amount in whole or in part. The Commitment Amount is also subject to mandatory reduction in the amounts and on the dates described in the Strip Agreement in connection with (i) the scheduled amortization of the Commitment Amount and (ii) a reduction of the Commitment Amount if FSA fails to maintain a specified consolidated net worth.

Upon the occurrence of an Event of Default (as defined below), DCL (NY) may take any or all of the following actions: (A) terminate DCL (NY)’s commitment to make loans and (B) declare the principal of and any accrued interest in respect of all loans and the note to be due and payable. Any of the following events constitutes an “Event of Default”:

•                  an FSA default in the payment when due of any principal or interest of any loan or any note or any fees or any other amounts owing under the Strip Agreement or under any note, in each case in an amount of $10,000,000 or more, and any such default is not cured during the applicable cure period;

•                  commencement of a voluntary or involuntary bankruptcy case concerning FSA or any of its material subsidiaries;

•                  a default by FSA or any of its material subsidiaries in any payment in excess of $25,000,000 with respect to any indebtedness for borrowed money; or

•                  any indebtedness for borrowed money in excess of $25,000,000 of FSA or any of its material subsidiaries is declared to be due and payable, or required to be prepaid, prior to the stated maturity thereof.

Reference is made to the full text of the agreements described above which are  filed as Exhibits 10.1 through 10. 15  to this Current Report on Form 8-K and hereby incorporated herein by reference.

Item 2.01               Completion of Acquisition or disposition of Assets

On July 1, 2009 the Company completed its acquisition of FSAH pursuant to the Purchase Agreement referred to in Item 1.01.  The Company acquired 99.9264% of the common stock of FSAH pursuant to the Purchase Agreement and the remaining shares from one of FSAH’s executives as described below.

The total purchase price paid by Assured was approximately $546 million in cash and approximately 22.3 million Assured common shares. The approximately 21.8 million Assured common shares issued to Dexia Holdings represent approximately 13.8% of Assured’s outstanding common shares. Dexia has agreed that the voting rights with respect to all Assured common shares issued pursuant to the Purchase Agreement will constitute less than 9.5% of the voting power of all issued and outstanding Assured common shares.  Dexia has also agreed to a certain “standstill” arrangement until the date on which it and its affiliates beneficially own Assured common shares in an amount less than 10% of the outstanding Assured common shares.  In addition, Dexia has agreed that, until November 14, 2009, the first anniversary of the date of the Purchase Agreement, it will not transfer any of the Assured common shares issued pursuant to the Purchase Agreement without the consent of Assured other than to one or more of its affiliates that agrees to abide by the voting and other restrictions described above. The Acquisition excluded FSA’s financial products business, which included FSAH’s former GIC Business and MTN and Leveraged Tax Lease Businesses, as described above under Item 1.01.

The Company acquired 24,611 shares of common stock of FSAH from Robert Cochran, the former Chairman and Chief Executive Officer of FSAH, for 305,017 common shares of the Company.  The  Company also exchanged the deemed investment of Sean McCarthy, who became  the President and Chief Operating Officer of Assured Guaranty US Holdings Inc. following the closing of the Acquisition, in 22,306 share units of FSAH under a FSAH nonqualified deferred compensation plan for a deemed investment in 130,000 share units of the Company. The Company share units will ultimately be distributed to Mr. McCarthy as a corresponding number of Assured common shares at the time he receives a distribution from such nonqualified deferred compensation plan.

As previously disclosed, in conjunction with the Purchase Agreement, the Company entered into an Amendment to Investment Agreement (the “Amendment”) dated as of November 13, 2008 with WLR Recovery Fund IV, LP, a Delaware limited partnership (the “Investor”), which amended the Investment Agreement (the “Investment Agreement”) dated as of February 28, 2008 between the Company and the Investor, which provided a back up funding commitment to finance the Acquisition.  Pursuant to pre-emptive rights set forth in the Investment Agreement, the Investor and affiliated funds, which are affiliated with Wilbur Ross, who is one of the Company’s directors, purchased 3,850,000 common shares of the Company in the Company’s June 2008 public common share offering at $11.00 per common share, the public offering price in the public offering.

Further details of the terms of the Purchase Agreement and the Investment Agreement are contained in the Company’s Current Reports on Form 8-K filed on November 17, 2008 and June 12, 2009 and the agreements and amendments thereto are contained as exhibits to those filings, all of which are incorporated by reference herein.

The Company’s press release announcing the closing of the Acquisition is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3.02               Unregistered Sales of Equity Securities.

On July 1, 2009, the Company issued 21,848,934 common shares, par value $0.01 per share, to Dexia Holdings pursuant to the Purchase Agreement in exchange for 33,430,213 shares of common stock of FSAH.  In the Purchase Agreement, Dexia Holdings represented to the Company that it was an “accredited investor” as defined in Rule 501 under the Securities Act and the issuance did not involve any public offering.  The transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

On July 1, 2009, the Company agreed to issue 305,017 common shares, par value $0.01 per share, to Robert F. Cochran, the former Chairman and Chief Executive Officer of FSAH in exchange for 24,611 shares of common stock of FSAH.  This transaction did not involve any public offering and was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

Item 8.01               Other Information

As used in this Item 8.01, references to the “Company,” “Assured,” “we,” “us” and “our” refer to Assured Guaranty Ltd. and, unless the context otherwise requires or unless otherwise stated, its subsidiaries, including FSAH and its subsidiaries.

You should carefully consider the following information, together with the other information contained in the Company’s other filings with the Securities and Exchange Commission (the “SEC”). The risks and uncertainties described below are not the only ones we face. However, these are the risks our management believes are material. Additional risks not presently known to us or that we currently deem immaterial may also impair our business or results of operations. Any of the risks described below could result in a significant or material adverse effect on our results of operations or financial condition.

Risks Relating to the Acquisition and Integration of FSAH

Loss reserve estimates are subject to uncertainties and loss reserves may not be adequate to cover potential paid claims.

The financial guarantees issued by Assured and FSA insure the financial performance of the obligations guaranteed over an extended period of time, in some cases over 30 years, under policies that Assured and FSA have, in most circumstances, no right to cancel. The Acquisition has increased our net par outstanding from approximately $237.2 billion to approximately $654.5 billion as of March 31, 2009 on a combined pro-forma basis excluding FSAH’s financial products business. As a result of the lack of statistical paid loss data due to the low level of paid claims in our financial guaranty business and in the financial guaranty industry in general, particularly, until recently, in the structured asset-backed area, we do not use traditional actuarial approaches to determine loss reserves. The establishment of the appropriate level of loss reserves is an inherently subjective process involving numerous estimates, assumptions and judgments by management, using both internal and external data sources with regard to frequency and severity of loss. Actual losses will ultimately depend on events or transaction performance that will occur in the future. Therefore, we cannot assure you that current estimates of probable and estimable losses reflect the actual losses that we may ultimately incur or that the methodologies we and FSAH use to establish reserves in general or for any specific obligations have been the same historically or that they are similar to methodologies employed by our competitors, counterparties or other market participants. Actual paid claims could exceed our estimate and could significantly exceed our loss reserves, which may result in adverse effects on our financial condition, ratings and ability to raise needed capital.

We have exposure through financial guaranty insurance policies to FSAH’s financial products business, which we did not acquire.

FSAH, through its financial products subsidiaries (the “Financial Products Companies”), offered FSA-insured GICs and other investment agreements, including medium-term notes (“MTNs”). In connection with the Acquisition, FSAH transferred to Dexia Holdings, the ownership interests in the Financial Products Companies that it held. Even though FSAH no longer owns the Financial Products Companies, FSA’s guarantees of the GICs and MTNs and other guarantees related to FSA’s MTN and Leveraged Tax Lease Businesses generally remain in place. While Dexia and/or certain of its affiliates and FSAH have entered into a number of agreements pursuant to which Dexia and certain of its affiliates have assumed the credit and liquidity risks associated with FSAH’s former financial products business, as further described under Item 1.01 above, FSA may still be subject to certain of these risks (as further described below). To the extent FSA is required to pay any amounts on financial products issued or executed by the Financial Products Companies, FSA is subject to the risk that it will not receive the guarantee payment from Dexia and/or its affiliates or that the GICs will not be paid from funds received from Dexia or the Belgian State and/or the French State before it is required to make the payment under its financial guarantee policies or that it will not receive the guarantee payment at all.

We have substantial credit and liquidity exposure to Dexia and the Belgian and French states.

As further described under Item 1.01 above, Dexia and its affiliates have entered into a number of agreements pursuant to which Dexia and/or certain of its affiliates have agreed to guarantee certain amounts, lend certain amounts or post liquid collateral to or in respect of FSAH’s former financial products business. In addition, as further described under Item 1.01 above, Dexia has agreed (directly or through an affiliate) to provide a liquidity facility to FSA in an amount not to exceed $1 billion for the purpose of covering the liquidity risk arising out of claims payable in respect of “strip coverages” included in FSAH’s Leveraged Tax Lease Business. While these various agreements, are intended to shield Assured from paying any amounts in respect of the liabilities of the financial products business, Assured remains subject to the risk that Dexia and/or various affiliates, and even the Belgian State and/or the French State, may not make such amounts or securities available (a) on a timely basis, which is referred to as “liquidity risk,” or (b) at all, which is referred to as “credit risk,” because of the risk of default. Even if Dexia and its affiliates and/or the Belgian State or French State have sufficient assets to pay all amounts when due, concerns regarding Dexia’s or such States’ financial condition could cause one or more rating agencies to view negatively the ability of Dexia and its affiliates or such States to perform under their various agreements and could negatively affect FSA’s ratings.

Dexia and FSAH have entered into a number of agreements pursuant to which Dexia and/or certain of its affiliates have agreed to guarantee the assets and liabilities of the GIC Issuers and FSAM and its subsidiary for the benefit of FSA. Certain of these obligations also benefit from a guarantee from the Belgian and French States. As of March 31, 2009, the liabilities of the GIC Issuers and FSAM and its subsidiary exceeded their assets by approximately $8.7 billion (before any tax effects). To the extent FSA is required to pay any amounts in respect of the liabilities of these companies, FSA is subject to the risk that it will not receive the guarantee payment from Dexia and/or its affiliates or that the GICs will not be paid from funds received from Dexia or the Belgian State and/or the French State before it is required to make the payment under its financial guarantee policies or that it will not receive the guarantee payment at all.

In addition, if a Dexia event of default were to occur, we may be required to direct the administration and management of the assets and liabilities of the GIC subsidiaries and could be delayed in our ability to cause the GIC subsidiaries to utilize the collateral posted by Dexia and its affiliate under the credit support annexes. Any delay in the GIC subsidiaries paying amounts due and payable in connection with the GIC business related to our assuming the obligation to direct the administration and management of the GIC subsidiaries’ assets and liabilities or related to a delay in our access to the collateral posted by Dexia and its affiliate could require FSA to pay claims, and in some cases significant claims, under the FSA guarantees related to FSAH’s Financial Products business in a relatively short period of time. Any failure of FSA to satisfy these obligations under its guarantees could negatively affect FSA’s rating.  See “—A downgrade of the financial strength or financial enhancement ratings of FSA could adversely affect its business and prospects and, consequently, its results of operations and financial condition and thus the benefits we would otherwise gain from the Acquisition” below.

Restrictions on the conduct of FSA’s business after the closing will limit Assured’s operating and financial flexibility.

Under the Purchase Agreement, we have agreed to conduct FSA’s business subject to certain restraints. These restrictions will generally continue for three years after the closing of the Acquisition. Among other things, we have agreed that unless FSA is rated below A1 by Moody’s and below AA- by S&P, FSA will not write any business except municipal bond and infrastructure bond insurance, whether written directly, assumed, reinsured or occurring through any merger transaction. We have also agreed that FSA will not repurchase, redeem or pay any dividends in relation to any class of equity interests unless (i) (A) at such time FSA is rated at least AA- by S&P, AA- by Fitch and Aa3 by Moody’s (if such rating agencies still rate financial guaranty insurers generally) and (B) the aggregate amount of such dividends in any year does not exceed 125% of FSAH’s debt service requirements for that year or (ii) FSA receives prior rating agency confirmation that such action would not cause any rating currently assigned to FSA to be downgraded immediately following such action. These agreements will limit Assured’s operating and financial flexibility.

Although we expect that the Acquisition will result in benefits to Assured, we may not realize those benefits because of integration difficulties.

Integrating the operations of Assured and FSAH successfully or otherwise realizing any of the anticipated benefits of the Acquisition, including anticipated cost savings and additional revenue opportunities, involve a number of potential challenges. The failure to meet these integration challenges could seriously harm our results of operations and the market price of the Assured common shares may decline as a result.

Realizing the benefits of the Acquisition will depend in part on the integration of information technology systems, operations and personnel. These integration activities are complex and time-consuming and we may encounter unexpected difficulties or incur unexpected costs, including:

•                  diversion of management attention from ongoing business concerns to integration matters;

•                  difficulties in consolidating and rationalizing information technology platforms and administrative infrastructures; and

•                  difficulties in combining corporate cultures, maintaining employee morale and retaining key employees.

We may not successfully integrate the operations of Assured and FSAH in a timely manner and we may not realize the anticipated net reductions in costs and expenses and other benefits and synergies of the Acquisition to the extent, or in the time frame, anticipated. In addition to the integration risks discussed above, our ability to realize these net reductions in costs and expenses and other benefits and synergies could be adversely impacted by practical or legal constraints on our ability to combine operations.

Subject to certain limitations, Dexia Holdings may sell Assured common shares at any time following the one year anniversary of the Purchase Agreement, which could cause our stock price to decrease.

Dexia Holdings has agreed not to transfer any of the approximately 21.8 million Assured common shares received in connection with the Acquisition at any time prior to November 14, 2009, the one year anniversary of the Purchase Agreement. We have agreed to register all of such Assured common shares under the Securities Act of 1933, as amended (the “Securities Act”). The sale of a substantial number of Assured common shares by Dexia Holdings or our other stockholders within a short period of time could cause Assured’s stock price to decrease, making it more difficult for us to raise funds through future offerings of Assured common shares or acquire other businesses using Assured common shares as consideration.

A downgrade of the financial strength or financial enhancement ratings of FSA would adversely affect its business and prospects and, consequently, its results of operations and financial condition and thus the benefits we would otherwise gain from the Acquisition.

As discussed below under “—A downgrade of the financial strength or financial enhancement ratings of any of our insurance subsidiaries would adversely affect our business and prospects and, consequently, our results of operations and financial condition,” financial strength ratings are an important factor in establishing the competitive position of financial guaranty insurance and reinsurance companies.

As of July 1, 2009, FSA was rated AAA (negative outlook) by S&P; AA+ (rating watch negative) by Fitch and Aa3 (on review for possible downgrade) by Moody’s.

Rating agencies may downgrade or revise their financial strength or financial enhancement ratings without notice and at any time. A downgrade of FSA’s financial strength or financial enhancement ratings would adversely affect its business prospects and consequently, its results of operations and financial condition and thus the benefits we would otherwise gain from the Acquisition.

Risks Related to Our Business

Loss reserve estimates are subject to uncertainties and loss reserves may not be adequate to cover potential paid claims.

The financial guaranties issued by us insure the credit performance of the obligations guaranteed over an extended period of time, in some cases over 30 years, under policies that we have,

in most circumstances, no right to cancel. As a result of the lack of statistically significant paid loss data due to the low level of paid claims in our financial guaranty business and in the financial guaranty industry in general, particularly, until recently, in the structured finance and asset-backed areas, we do not use traditional actuarial approaches to determine loss reserves. The establishment of the appropriate level of loss reserves is an inherently subjective process involving numerous estimates, assumptions and judgments by management, using both internal and external data sources with regard to frequency and severity of loss. Actual losses will ultimately depend on events or transaction performance that will occur in the future. Therefore, there can be no assurance that actual paid claims in our insured portfolio will not exceed our loss reserves or that the methodologies we and FSA use to establish reserves in general or for any specific obligations have been the same historically or that they are similar to methodologies employed by our competitors, counterparties or other market participants.

This uncertainty has substantially increased in recent months, especially for RMBS transactions. Current expected losses in subprime, Alt-A, closed-end second and home equity line of credit (“HELOC”) RMBS transactions, as well as other real-estate related transactions, are far worse than originally expected and in many cases far worse than the worst historical losses. As a result, historical loss data may have limited value in predicting future RMBS losses. Our net par outstanding as of March 31, 2009 represented by U.S. RMBS and home equity loans was $17.8 billion and represented by commercial mortgage-backed securities (“CMBS”) was $5.9 billion. FSA had net par outstanding as of March 31, 2009 represented by U.S. RMBS and home equity loans of $16.5 billion with no CMBS exposure. We cannot assure you that current estimates of probable and estimable losses reflect the actual losses that we may ultimately incur. Actual paid claims could exceed our estimate and could significantly exceed our loss reserves, which may result in adverse effects on our financial condition, ratings and ability to raise needed capital.

A downgrade of the financial strength or financial enhancement ratings of any of our insurance subsidiaries would adversely affect our business and prospects and, consequently, our results of operations and financial condition.

Financial strength ratings are an important factor in establishing the competitive position of financial guaranty insurance and reinsurance companies. The objective of these ratings is to provide an opinion of an insurer’s financial strength and ability to meet ongoing obligations to its policyholders. Ratings reflect the rating agencies’ opinions of our financial strength, and are neither evaluations directed to investors in our common shares nor recommendations to buy, sell or hold our common shares.

As of July 1, 2009, our insurance company subsidiaries (other than FSA which is discussed above) have been assigned the following insurance financial strength ratings:

	Moody’s	S&P	Fitch
Assured Guaranty Corp.	Aa2(Excellent)	AAA(Extremely Strong)	AA(Very Strong)
Assured Guaranty Re Ltd.	Aa3(Excellent)	AA(Very Strong)	AA-(Very Strong)
Assured Guaranty Re Overseas Ltd.	Aa3(Excellent)	AA(Very Strong)	AA-(Very Strong)
Assured Guaranty Mortgage Insurance Company	Aa3(Excellent)	AA(Very Strong)	AA-(Very Strong)
Assured Guaranty (UK) Ltd.	Aa2(Excellent)	AAA(Extremely Strong)	AA(Very Strong)

The outlook for each insurance financial strength rating issued by Moody’s is under review for possible downgrade. The outlook for each insurance financial strength rating issued by Fitch is rating watch evolving. On July 1, 2009, S&P revised its outlook on Assured Guaranty Corp. and Assured Guaranty (UK) Ltd. (“AG UK”) to negative from stable.

Aa2 (Excellent) is the third highest ranking and Aa3 (Excellent) is the fourth highest ranking of 21 ratings categories used by Moody’s. A AAA (Extremely Strong) rating is the highest ranking and AA (Very Strong) is the third highest ranking of the 21 ratings categories used by S&P. AAA

(Extremely Strong) is the highest ranking and AA (Very Strong) is the third highest ranking of the 24 ratings categories used by Fitch. An insurance financial strength rating is an opinion with respect to an insurer’s ability to pay under its insurance policies and contracts in accordance with their terms. The opinion is not specific to any particular policy or contract. Insurance financial strength ratings do not refer to an insurer’s ability to meet non-insurance obligations and are not a recommendation to purchase or discontinue any policy or contract issued by an insurer or to buy, hold, or sell any security issued by an insurer.

The major rating agencies have developed and published rating guidelines for rating financial guaranty and mortgage guaranty insurers and reinsurers. The insurance financial strength ratings assigned by S&P, Moody’s and Fitch are based upon factors relevant to policyholders and are not directed toward the protection of investors in our common shares. The rating criteria used by the rating agencies in establishing these ratings include consideration of the sufficiency of capital resources to meet projected growth (as well as access to such additional capital as may be necessary to continue to meet applicable capital adequacy standards), the company’s overall financial strength, and demonstrated management expertise in financial guaranty and traditional reinsurance, credit analysis, systems development, marketing, capital markets and investment operations. Obligations insured by Assured Guaranty Corp. (“AGC”) generally are rated Aa2, AAA and AA by Moody’s, S&P and Fitch, respectively, by virtue of such insurance. These ratings reflect only the views of the respective rating agencies and are subject to revision or withdrawal at any time.

The rating agencies grant credit to primary companies in their calculations of required capital and single risk limits for reinsurance ceded. The amount of credit is a function of the financial strength rating of the reinsurer. For example, S&P has established the following reinsurance credit for business ceded to a monoline reinsurer, including Assured Guaranty Re Ltd. (“AG Re”):

	Monoline Reinsurer Rating
Ceding Company Rating	AAA	AA	A	BBB
AAA	100%	70%	50%	n/a
AA	100%	75%	70%	50%
A	100%	80%	75%	70%

Below A: Not applicable.

For reinsurance ceded to a multiline reinsurer, S&P has re-examined its methodology for the determination of reinsurance credit. In the course of its examination, S&P considered the effect of having both monoline and multiline companies in the industry, determining that multiline reinsurers had not demonstrated sufficient commitment to participation in the industry and occasionally had handled claims for financial guaranty reinsurance as they handle claims in their other business lines. S&P therefore determined that no rating agency reinsurance credit would be accorded cessions to multiline reinsurance companies that had not demonstrated their willingness and ability to make timely payment, which willingness and ability is measured by a financial enhancement rating from S&P. A financial enhancement rating reflects not only an insurer’s perceived ability to pay claims, but also its perceived willingness to pay claims. Financial enhancement ratings are assigned by S&P to multiline insurers requesting the rating who meet stringent criteria identifying the company’s capacity and willingness to pay claims on a timely basis. S&P has established the following reinsurance credit for business ceded to a multiline reinsurer carrying a financial enhancement rating:

	Multiline Reinsurer Rating
Ceding Company Rating	AAA	AA	A	BBB
AAA	95%	65%	45%	n/a
AA	95%	70%	65%	45%
A	95%	75%	70%	65%

Below A: Not applicable.

The ratings of Assured Guaranty Re Overseas Ltd. (“AGRO”), Assured Guaranty Mortgage Insurance Company (“AGMIC”) and Assured Guaranty (UK) Ltd. (“AG UK”) are dependent upon support in the form of keepwell agreements. AG Re provides a keepwell to its subsidiary, AGRO. AGRO provides a keepwell to its subsidiary, AGMIC. AGC provides a keepwell to its subsidiary, AG UK. Pursuant to the terms of these agreements, each of AG Re, AGRO and AGC agrees to provide funds to their respective subsidiaries sufficient for those subsidiaries to meet their obligations.

The ratings assigned by S&P, Moody’s and Fitch to our insurance subsidiaries are subject to periodic review and may be downgraded by one or more of the rating agencies as a result of changes in the views of the rating agencies or adverse developments in our subsidiaries’ financial conditions or results of operations due to underwriting or investment losses or other factors. As a result, the ratings assigned to our insurance subsidiaries by any of the rating agencies may change at any time. If the ratings of any of our insurance subsidiaries were reduced below current levels by any of the rating agencies, it could have an adverse effect on the affected subsidiary’s competitive position and its prospects for future business opportunities. A downgrade may also reduce the value of the reinsurance we offer, which may no longer be of sufficient economic value for our customers to continue to cede to our subsidiaries at economically viable rates.

On July 1, 2009, S&P published a Research Update in which it affirmed its “AAA” counterparty credit and financial strength ratings on Assured Guaranty Corp.  At the same time, S&P revised its outlook on Assured Guaranty Corp. and AG UK to negative from stable.

On May 20, 2009, Moody’s placed under review for possible downgrade the Aa2 insurance financial strength rating of AGC, as well as the ratings of other entities within the Assured group. In its public announcement of the rating action, Moody’s stated that action reflects its view that despite recent improvements in Assured’s market position, the expected performance of Assured’s insured portfolio—particularly the mortgage-related risks—has substantially worsened. At the same time, Moody’s also placed the Aa3 insurance financial strength ratings of FSA and its affiliated insurance operating companies on review for possible downgrade. In its public announcement of the rating action, Moody’s cited its growing concerns about FSA’s business and financial profile as a result of further deterioration in FSA’s US mortgage portfolio and the related adverse effect on its capital adequacy, profitability, and market traction. In both press releases, Moody’s noted that it has taken a more negative view of mortgage-related exposures in light of worse-than-expected performance trends, and recognized the continued susceptibility of the insured portfolio to the weak economic environment. Moody’s also commented that the deterioration in the insured portfolios could have negative implications for the companies’ franchise values, profitability and financial flexibility given the likely sensitivity of those business attributes to its capital position. Moody’s also noted that the market dislocation caused by declining financial strength of financial guaranty insurers may alter the competitive dynamics of the industry by encouraging the entry of new participants or the growth of alternative forms of execution.

On May 4, 2009, Fitch downgraded the debt and insurer financial strength ratings of Assured Guaranty Ltd. and its subsidiaries. Fitch’s insurer financial strength ratings for AGC and AG UK are now AA (rating watch evolving), down from AAA (stable) while the insurer financial strength ratings for AG Re is AA- (rating watch evolving), down from AA (stable). Fitch cited Assured’s exposures to mortgage-related and collateralized debt obligations of trust preferred securities as creating pressure on Assured’s capital position. On May 11, 2009, Fitch lowered the rating of FSA to AA+ (negative credit watch). Fitch reported that the downgrade of FSA to AA+ was attributable to FSA’s credit exposure to the AA+ rating of the Kingdom of Belgium in connection with the separation of the Financial Products operations from FSA.

The rating agencies periodically review their stress loss estimates for our portfolio. Their reviews could lead one or more of them to change their views of Assured and its subsidiaries and downgrade or revise the financial strength or financial enhancement ratings of Assured and its subsidiaries without notice and at any time. There can be no assurance that one or more of the rating agencies will not take further action on our ratings.

If the financial strength or financial enhancement ratings of any of our insurance subsidiaries were reduced below current levels, we expect it would have an adverse effect on our business prospects for future business opportunities and consequently, our results of operations and financial condition. A downgrade may also reduce the value of the reinsurance we offer, which may no longer be of sufficient economic value for our customers to continue to cede to our subsidiaries at economically viable rates.

A downgrade in the financial strength or financial enhancement ratings assigned to our operating subsidiaries could adversely impact our existing agreements, which could impair our results of operations and financial condition.

With respect to a significant portion of our in-force financial guaranty reinsurance business, in the event that AG Re were downgraded from Aa3 to A1, subject to the terms of each reinsurance agreement, the ceding company may have the right to recapture business ceded to AG Re and assets representing substantially all of the statutory unearned premium and loss reserves (if any) associated with that business. As of March 31, 2009, the statutory unearned premium, which represents deferred revenue to us, subject to recapture was approximately $170 million. If this entire amount were recaptured, it would result in a corresponding one-time reduction to net income of approximately $15 million. The effect on net income under these scenarios is exclusive of any capital gains or losses that may be realized.

If certain of our credit derivative contracts are terminated, we could be required to make a termination payment as determined under the relevant documentation. As of June 24, 2009, if AGC’s ratings are downgraded to BBB+ or Baa1, certain Credit Default Swap (“CDS”) counterparties could terminate certain CDS contracts covering approximately $449.6 million par insured. If AGC’s ratings are downgraded to levels between BBB or Baa2 and BB+ or Ba1, certain CDS counterparties could terminate certain CDS contracts covering approximately $8.1 billion par insured. As of June 24, 2009, if AG Re’s or AGRO’s ratings are downgraded to BBB or Baa2 or BBB- or Baa3, respectively, certain CDS counterparties could terminate certain CDS contracts covering approximately $121.7 million par insured. Given current market conditions, we do not believe that we can accurately estimate the termination payments we could be required to make if, as a result of any such downgrade, a CDS counterparty terminated its CDS contracts with us. Any such payments could have a material adverse effect on our liquidity and financial condition.

During May and June 2009, we entered into agreements with two CDS counterparties which previously had the right to terminate certain CDS contracts in the event that AGC was downgraded to below Aa3 or AA-, in one case, or below A3 or A-, in the other case. These agreements eliminated the ability of those CDS counterparties to receive a termination payment. In return, we agreed to post $325 million in collateral to secure our potential payment obligations under certain CDS contracts, which cover approximately $18.9 billion of par insured. The collateral posting would increase to $375 million if AGC were downgraded to below AA- or A2. The posting of this collateral has no impact on our net income or shareholders’ equity nor does it impact AGC’s statutory surplus or net income. We currently are negotiating with several other CDS counterparties to further reduce our exposure to possible termination payments. We cannot assure you that any agreement will be reached with any such CDS counterparty.

In addition to the collateral posting described in the previous paragraph, under a limited number of other CDS contracts, we may be required to post eligible securities as collateral—generally cash or U.S. government or agency securities. This requirement is based generally on a mark-to-market valuation in excess of contractual thresholds which decline if our ratings decline. As of June 24, 2009, we are posting approximately $192.5 million of collateral in respect of approximately $1.6 billion of par insured. Any amounts required to be posted as collateral in the future will depend on changes in the market values of these transactions. If AGC were downgraded below A- or A3, certain of the contractual thresholds would be eliminated and the amount of par that could be subject to collateral posting requirements would be $2.2 billion. The actual amounts posted would be based on market conditions at the time of the posting and the applicable CDS contracts. Any such amounts posted could have a material adverse effect on our liquidity.

Actions taken by the rating agencies with respect to capital models and rating methodology of our business or transactions within our insured portfolio may adversely affect our business, results of operations and financial condition.

Changes in the rating agencies’ capital models and rating methodology, including loss assumptions, and the risks in our investment and insured portfolios could require us to hold more capital to maintain our current ratings levels. These changes in methodology or assumptions could require us to hold more capital even if there are no adverse developments with respect any specific investments or insured risks. The rating agencies have recently indicated that they are considering changes to the loss assumptions applied in the stress tests they apply to the portfolios of financial guarantors. These loss assumptions are not always provided to us by the rating agencies and, even if they are provided to us, we may disagree with the rating agency loss assumptions. There can be no assurance that the amount of additional required capital will not be substantial or that such capital will be available to us on favorable terms and conditions or at all. The failure to raise additional required capital could result in a downgrade of our ratings, which could be one or more ratings categories, and thus have an adverse impact on our business, results of operations and financial condition.

Individual credits in our insured portfolio (including potential new credits) are assessed a rating agency “capital charge” based on a variety of factors, including the nature of the credits, their underlying ratings, their tenor and their expected and actual performance. Factors influencing rating agencies’ actions are beyond management’s control and are not always known to us. In the event of an actual or perceived deterioration in creditworthiness, a reduction in the underlying rating or a change in the rating agency capital methodology, the rating agencies may require us to increase the amount of capital allocated to support the affected credits, regardless of whether losses actually occur, or against potential new business. Significant reductions in underlying ratings of credits in our insured portfolio can produce significant increases in assessed “capital charges”, which may require us to seek additional capital. There can be no assurance that our capital position will be adequate to meet such increased reserve requirements or that we will be able to secure additional capital, especially at a time of actual or perceived deterioration in creditworthiness of new or existing credits. Unless we are able to increase its amount of available capital, an increase in capital charges could reduce the amount of capital available to support our ratings and could have an adverse effect on our ability to write new business.

In recent months Fitch, Moody’s and S&P have announced the downgrade of, or other negative ratings actions with respect to, a large number of structured finance transactions, including certain transactions that we insure. There can be no assurance that additional securities in our insured portfolio will not be reviewed and downgraded in the future. Moreover, we do not know what portion of the securities in our insured portfolio already have been reviewed by the rating agencies and if, and when, the rating agencies might review additional securities in our insured portfolio or review again securities that have already been reviewed and/or downgraded. Downgrades of credits that we insure will result in higher capital charges to us under the relevant rating agency model or models. If the additional amount of capital required to support such exposures is significant, we could be required to raise additional capital, if available, on terms and conditions that may not be favorable to us, curtail current business writings, or pay to transfer a portion of our in-force business to generate capital for ratings purposes with the goal of maintaining our ratings or suffer ratings downgrades. Such events or actions could adversely affect our results of operations, financial condition, ability to write new business or competitive positioning.

If the current difficult conditions in the U.S. and world-wide financial markets continue for an extended period or intensify, our business, liquidity, financial condition and stock price may be adversely affected.

The volatility and disruption in the global financial markets have reached unprecedented levels. The availability and cost of credit has been materially affected. These factors, combined with volatile oil prices, depressed home prices and increasing foreclosures, falling equity market values, declining business and consumer confidence and the risks of increased inflation and unemployment, have precipitated an economic slowdown and fears of a severe recession. These conditions may adversely affect our profitability, financial position, investment portfolio, cash flow, statutory capital and stock price.

Issuers or borrowers whose securities or loans we hold and counterparties under swaps and other derivative contracts may default on their obligations to us due to bankruptcy, insolvency, lack of liquidity, adverse economic conditions, operational failure, fraud or other reasons. Additionally, the underlying assets supporting our structured securities may deteriorate, causing these securities to incur losses. These losses could be significantly more than we expect and could materially adversely impact our financial strength, ratings and prospects for future business.

Our access to funds under our credit facilities is dependent on the ability of the banks that are parties to the facilities to meet their funding commitments. Those banks may not be able to meet their funding commitments to us if they experience shortages of capital and liquidity or if they experience excessive volumes of borrowing requests from us and other borrowers within a short period of time. In addition, consolidation of financial institutions could lead to an increased credit risk.

Some of the state and local governments that issue obligations we insure are experiencing unprecedented budget shortfalls that could result in increased credit losses or impairments on those obligations.

In recent months state and local governments that issue some of the obligations we insure have reported unprecedented budget shortfalls that will require them to significantly raise taxes and/or cut spending in order to satisfy their obligations. While there have been some proposals by the U.S. federal government designed to provide aid to state and local governments, there can be no assurance that any of these proposals will be adopted. If the issuers of the obligations in our public finance portfolio are unable to raise taxes, increase spending, or receive federal assistance, we may experience losses or impairments on those obligations, which would materially and adversely affect our business, financial condition and results of operations.

We may require additional capital in the future, including soft capital and liquidity credit facilities, which may not be available or may be available only on unfavorable terms.

Our capital requirements depend on many factors, including our in force book of business and rating agency capital requirements. To the extent that our existing capital is insufficient to meet these requirements and/or cover losses, we may need to raise additional funds through financings or curtail our growth and reduce our assets. Our access to external sources of financing, as well as the cost of such financing, is dependent on various factors, including market supply of such financing, our long term debt ratings and the insurance financial strength ratings and the perceptions of our financial strength and the financial strength of our insurance subsidiaries. Our debt ratings are influenced by numerous factors, either in absolute terms or relative to our peer group, such as financial leverage, balance sheet strength, capital structure and earnings trends. The current adverse conditions in the credit markets have generally restricted the supply of external sources of financing and increased the cost of such financing when it is available. Equity financings could result in dilution to our shareholders and the securities may have rights, preferences and privileges that are senior to those of our common shares. If our need for capital arises because of significant losses, the occurrence of these losses may make it more difficult for us to raise the necessary capital.

Financial guaranty insurers and reinsurers typically rely on providers of lines of credit, credit swap facilities and similar capital support mechanisms (often referred to as “soft capital”) to supplement their “hard capital.” The ratings of soft capital providers directly affect the level of capital credit which the rating agencies attribute to the financial guaranty insurer or reinsurer when rating its financial strength. We intend to maintain soft capital facilities with providers having ratings adequate to provide the desired capital credit, although no assurance can be given that one or more of the rating agencies will not downgrade or withdraw the applicable ratings of such providers in the future. In addition, we cannot assure you that an acceptable replacement provider would be available in that event.

We require liquidity in order to pay our operating expenses, interest on our debt and dividends on our common shares, and to make capital investments in our operating subsidiaries. We anticipate that our need for liquidity will be met by (1) the ability of our operating subsidiaries to pay dividends or to make other payments to us, (2) external financings and (3) investment income from our invested assets. Our principal subsidiaries are subject to legal and rating agency restrictions on their ability to pay dividends and make other permitted payments, and external financing may or may not be available to us in the future on satisfactory terms. Our other subsidiaries are subject to legal restrictions on their ability to pay dividends and distributions. In connection with the Acquisition, we have committed that FSA will not pay any dividends for a period of two years from the date of the Acquisition without the written approval of the New York Insurance Department (the “Department”). While we believe that we will have sufficient liquidity to satisfy our needs over the next 12 months, there can be no assurance that adverse market conditions, changes in insurance regulatory law or changes in general economic condition that adversely affect our liquidity will not occur. Similarly, there can be no assurance that adequate liquidity will be available to us on favorable terms in the future.

Liquidity at our operating subsidiaries is used to pay operating expenses, claims, payment obligations with respect to credit derivatives, reinsurance premiums and dividends to Assured Guaranty US Holdings Inc. for debt service and dividends to us, as well as, where appropriate, to make capital investments in their own subsidiaries. While we believe that the operating cash flows of our subsidiaries will be sufficient to meet their needs, we cannot assure you that this will be the case, nor can we assure you that existing liquidity facilities will prove adequate to their needs, or be available to them on favorable terms in the future.

An increase in our subsidiaries’ risk-to-capital ratio or leverage ratio may prevent them from writing new insurance.

Rating agencies and insurance regulatory authorities impose capital requirements on our insurance subsidiaries. These capital requirements, which include risk-to-capital ratios, leverage ratios and surplus requirements, limit the amount of insurance that our subsidiaries may write. Our insurance subsidiaries have several alternatives available to control their risk-to-capital ratios and leverage ratios, including obtaining capital contributions from us, purchasing reinsurance or entering into other loss mitigation agreements, or reducing the amount of new business written. However, a material reduction in the statutory capital and surplus of a subsidiary, whether resulting from underwriting or investment losses or otherwise, or a disproportionate increase in the amount of risk in force, could increase a subsidiary’s risk-to-capital ratio or leverage ratio. This in turn could require that subsidiary to obtain reinsurance for existing business (which may not be available, or may be available on terms that we consider unfavorable), or add to its capital base to maintain its financial strength ratings. Failure to maintain such ratings could limit that subsidiary’s ability to write new business.

Our reinsurance business is primarily dependent on facultative cessions and portfolio opportunities which may not be available to us in the future.

In prior years we have derived a substantial portion of our revenues from financial guaranty reinsurance premiums. During 2009 and the second half of 2008, there was a substantial reduction of direct financial guaranty business underwritten by our principal ceding companies and a reduction in the amount of reinsurance they utilize. As a result, reinsurance treaty and facultative cessions of new business have ceased and we are seeking opportunities to assume financial guaranty portfolios. These portfolio opportunities may not be available to us, which would have an adverse effect on our reinsurance business.

Recent adverse developments in the credit and financial guaranty markets have substantially increased uncertainty in our business and may materially and adversely affect our financial condition, results of operations and future business.

Since mid-2007 there have been adverse developments in the credit and financial guaranty markets. U.S. RMBS transactions issued in recent years are now expected to absorb losses far higher than originally expected by purchasers of these securities and financial guarantors which guaranteed such securities. This poor performance has led to price declines for RMBS securities and the rating agencies downgrading thousands of such transactions. The recent credit crisis has substantially reduced the demand for our structured finance guaranties. These market conditions may also adversely affect us in a number of ways, including requiring us to raise and hold more capital, reduce the demand for our direct guaranties or reinsurance, limit the types of guaranties we offer, encourage new competitors, make losses harder to estimate, make our results more volatile and make it harder to raise new capital.

Our financial guaranty products may subject us to significant risks from individual or correlated credits.

We could be exposed to corporate credit risk if the credit’s securities are contained in a portfolio of collateralized debt obligations we insure, or if it is the originator or servicer of loans or other assets backing structured securities that we have insured. A Collateralized Debt Obligation (“CDO”) is a debt security backed by a pool of debt obligations. While we track our aggregate exposure to single names in our various lines of business and have established underwriting criteria to manage risk aggregations, there can be no assurance that our ultimate exposure to a single name will not exceed our underwriting guidelines, or that an event with respect to a single name will not cause a significant loss. In addition, because we insure or reinsure municipal bonds, we can have significant exposures to single municipal risks. While the risk of a complete loss, where we pay the entire principal amount of an issue of bonds and interest thereon with no recovery, is generally lower than for corporate credits as most municipal bonds are backed by tax or other revenues, there can be no assurance that a single default by a municipality would not have a material adverse effect on our results of operations or financial condition.

We are exposed to correlation risk across the various assets we insure. During strong periods of macro economic performance, stress in an individual transaction generally occurs in a single asset class or for idiosyncratic reason. During a broad economic downturn, a broader range of our insured portfolio could be exposed to stress at the same time. This stress may manifest itself in downgrades, which may require more capital, or in actual losses.

Some of our direct financial guaranty products may be riskier than traditional financial guaranty insurance.

A substantial portion of our financial guaranty direct exposures have been assumed as credit derivatives. Traditional financial guaranty insurance provides an unconditional and irrevocable guaranty that protects the holder of a municipal finance or structured finance obligation against non payment of principal and interest, while credit derivatives provide protection from the occurrence of specified credit events, including non payment of principal and interest. In general, we structure credit derivative transactions such that circumstances giving rise to our obligation to make payments is similar to that for financial guaranty policies and generally occurs as losses are realized on the underlying reference obligation. Nonetheless, credit derivative transactions are governed by ISDA documentation and operate differently from financial guaranty insurance policies. For example, our control rights with respect to a reference obligation under a credit derivative may be more limited than when we issue a financial guaranty insurance policy on a direct primary basis. In addition, while our exposure under credit derivatives, like our exposure under financial guaranty insurance policies, has been generally for as long as the reference obligation remains outstanding, unlike financial guaranty insurance policies, a credit derivative may be terminated for a breach of the ISDA documentation or other specific events. In some older credit derivative transactions, one such specified event is the failure of AGC to maintain specified financial strength ratings. If a credit derivative is terminated, we could be required to make a mark-to-market payment as determined under the ISDA documentation.

In addition, under a limited number of credit derivative contracts, we are required to post eligible securities as collateral, generally cash or U.S. government or agency securities. The need to post collateral under these transactions is generally based on mark-to-market valuation in excess of contractual thresholds. The particular thresholds decline if our ratings decline.

See “—A downgrade of the financial strength or financial enhancement ratings of any of our insurance subsidiaries would adversely affect our business and prospects and, consequently, our results of operations and financial condition.”

Competition in our industry may adversely affect our revenues.

The principal sources of direct and indirect competition are other financial guaranty insurance companies and other forms of credit enhancement, which include structural enhancement, letters of credit, and credit derivatives provided by foreign and domestic banks and other financial institutions, some of which are governmental enterprises.

Our financial guaranty reinsurance business is vulnerable to a decline in demand by other financial guaranty insurance companies, as evidenced over the last few years.

New entrants into the financial guaranty industry could have an adverse effect on our prospects either by furthering price competition or by reducing the aggregate demand for our reinsurance as a result of additional insurance capacity.

Recently a new financial guaranty insurer has been licensed to operate in New York and the New York State Insurance Superintendent is encouraging other insurance regulators to rapidly license this new financial guaranty insurer. There have been news reports of other efforts to form new financial guarantors. Increased competition, either in terms of price, alternative structures, or the emergence of new providers of credit enhancement, could have an adverse effect on our business.

We are dependent on key executives and the loss of any of these executives, or our inability to retain other key personnel, could adversely affect our business.

Our success substantially depends upon our ability to attract and retain qualified employees and upon the ability of our senior management and other key employees to implement our business strategy. We believe there are only a limited number of available qualified executives in the business lines in which we compete. Although we are not aware of any planned departures, we rely substantially upon the services of Dominic J. Frederico, our President and Chief Executive Officer, and other executives. Although Mr. Frederico and certain other executives have employment agreements with us, we cannot assure you that we will be able to retain their services. The loss of the services of any of these individuals or other key members of our management team could adversely affect the implementation of our business strategy.

Our business could be adversely affected by Bermuda employment restrictions.

Our location in Bermuda may serve as an impediment to attracting and retaining experienced personnel. Under Bermuda law, non Bermudians, other than spouses of Bermudians and individuals holding permanent resident certificates or working resident certificates, are not permitted to engage in any gainful occupation in Bermuda without a work permit issued by the Bermuda government. A work permit is only granted or extended if the employer can show that, after a proper public advertisement, no Bermudian, spouse of a Bermudian or individual holding a permanent resident certificate or working resident certificates is available who meets the minimum standards for the position. The Bermuda government’s policy places a six year term limit on individuals with work permits, subject to specified exemptions for persons deemed to be key employees. All of our Bermuda based employees who require work permits have been granted permits by the Bermuda government, including our President and Chief Executive Officer, Chief Financial Officer, General Counsel and Secretary, Chief Accounting Officer, Chief Credit Officer, Chief Surveillance Officer and President of AG Re. It is possible that we could lose the services of one or more of our key employees if we are unable to obtain or renew their work permits.

We may be adversely affected by interest rate changes affecting the performance of our investment portfolio.

Our operating results are affected, in part, by the performance of our investment portfolio. Changes in interest rates could also have an adverse effect on our investment income. For example, if interest rates decline, funds reinvested will earn less than expected. Our investment portfolio contains interest rate-sensitive instruments, such as bonds, which may be adversely affected by changes in interest rates. Increases in interest rates will reduce the value of these securities, resulting in unrealized losses that we are required to include in shareholder’s equity as a change in accumulated other comprehensive income. Accordingly, interest rate increases could reduce our shareholders’ equity.

In addition, our investment portfolio includes mortgage-backed securities. As of March 31, 2009, mortgage-backed securities constituted approximately 28% of our invested assets. As with other fixed maturity investments, the fair market value of these securities fluctuates depending on market and other general economic conditions and the interest rate environment. Changes in interest rates can expose us to significant prepayment risks on these investments. In periods of declining interest rates, mortgage prepayments generally increase and mortgage-backed securities are prepaid more quickly, requiring us to reinvest the proceeds at then-current market rates. During periods of rising interest rates, the frequency of prepayments generally decreases. Mortgage-backed securities having an amortized value less than par (i.e., purchased at a discount) may incur a decrease in yield or a loss as a result of slower prepayment.

Interest rates are highly sensitive to many factors, including monetary policies, domestic and international economic and political conditions and other factors beyond our control. We do not engage in active management, or hedging, of interest rate risk, and may not be able to mitigate interest rate sensitivity effectively.

The performance of our invested assets affects our results of operations and cash flows.

Income from our investment portfolio is one of the primary sources of cash flows supporting our operations and claim payments. For the three months ended March 31, 2009 and the years ended December 31, 2008, 2007 and 2006, our net investment income was $43.6 million, $162.6 million, $128.1 million and $111.5 million, respectively, in each case exclusive of net realized gains (losses) and unrealized gains (losses) on investments. If our calculations with respect to our policy liabilities are incorrect, or if we improperly structure our investments to meet these liabilities, we could have unexpected losses, including losses resulting from forced liquidation of investments before their maturity. The investment policies of our insurance subsidiaries are subject to insurance law requirements, and may change depending upon regulatory, economic and market conditions and the existing or anticipated financial condition and operating requirements, including the tax position, of our businesses.

We have retained BlackRock Financial Management (“BlackRock”) to manage our investment portfolio. The performance of our invested assets is subject to their performance in selecting and managing appropriate investments. BlackRock has discretionary authority over our investment portfolio within the limits of our investment guidelines.

Our net income may be volatile because a portion of the credit risk we assume is in the form of credit derivatives that are accounted for under FAS 133/149/155, which requires that these instruments be marked-to-market quarterly.

Any event causing credit spreads (i.e., the difference in interest rates between comparable securities having different credit risk) on an underlying security referenced in a credit derivative in our portfolio either to widen or to tighten will affect the fair value of the credit derivative and may increase the volatility of our earnings. Derivatives must be accounted for either as assets or liabilities on the balance sheet and measured at fair market value. Although there is no cash flow effect from this “marking to market,” net changes in the fair market value of the derivative are reported in our statement of operations and therefore will affect our reported earnings. If the derivative is held to maturity and no credit loss is incurred, any gains or losses previously reported would be offset by corresponding gains or losses at maturity. Due to the complexity of fair value accounting and the application of FAS 133/149/155, future amendments or interpretations of these accounting standards may cause us to modify our accounting methodology in a manner which may have an adverse impact on our financial results.

Common events that may cause credit spreads on an underlying municipal or corporate security referenced in a credit derivative to fluctuate include changes in the state of national or regional economic conditions, industry cyclicality, changes to a company’s competitive position within an industry, management changes, changes in the ratings of the underlying security, movements in interest rates, default or failure to pay interest, or any other factor leading investors to revise expectations about the issuer’s ability to pay principal and interest on its debt obligations. Similarly, common events that may cause credit spreads on an underlying structured security referenced in a credit derivative to fluctuate may include the occurrence and severity of collateral defaults, changes in demographic trends and their impact on the levels of credit enhancement, rating changes, changes in interest rates or prepayment speeds, or any other factor leading investors to revise expectations about the risk of the collateral or the ability of the servicer to collect payments on the underlying assets sufficient to pay principal and interest.

Changes in U.S. tax laws could reduce the demand or profitability of financial guaranty insurance, or negatively impact our investment portfolio.

Any material change in the U.S. tax treatment of municipal securities, the imposition of a national sales tax in lieu of the current federal income tax structure in the United States, or changes in the treatment of dividends, could adversely affect the market for municipal obligations and, consequently, reduce the demand for financial guaranty insurance and reinsurance of such obligations.

Changes in U.S. federal, state or local laws that materially adversely affect the tax treatment of municipal securities or the market for those securities, or other changes negatively affecting the municipal securities market, also may adversely impact our investment portfolio, a significant portion of which is invested in tax-exempt instruments. These adverse changes may adversely affect the value of our tax-exempt portfolio, or its liquidity.

Regulatory change could adversely affect our ability to enter into future business.

Future legislative, regulatory or judicial changes in the jurisdictions regulating our Company may adversely affect our ability to pursue our current mix of business, materially impacting our financial results.

The perceived decline in the financial strength of many financial guaranty insurers has caused a number of government officials to question the breadth and complexity of some of the securities guaranteed by financial guaranty insurers. For example, the Department has announced that it is working to develop new rules and regulations for the financial guaranty industry. On September 22, 2008, the Department issued Circular Letter No. 19 (2008) (the “Circular Letter”), which establishes best practices guidelines for financial guaranty insurers effective January 1, 2009. The Department plans to propose legislation and regulations to formalize these guidelines. These guidelines and the related legislation and regulations may limit the amount of new structured finance business that AGC is able to write in future periods. In addition, on June 11, 2009, a new bill was introduced into the New York General Assembly at the request of New York’s governor to amend the New York Insurance Law to enhance the regulation of financial guaranty insurers. At this time it is not possible to predict if any such new rules will be implemented or legislation enacted or, if implemented or enacted, the content of the new rules or legislation or their effect on us.

In addition, perceived problems in the credit derivative markets have led to calls for further regulation of credit derivatives at the state or federal level. Changes in the regulation of credit derivatives could materially impact the market demand for derivatives and/or our ability to enter into derivative transactions.

Actions taken at the federal level in response to the current recession could materially affect our business. Such risks include:

•                  Federal money could be used to capitalize a competitor;

•                  Federal money provided to the States could adversely impact the demand for insured bonds; and

•                  Proposals with respect to assistance to mortgage borrowers and/or so called “mortgage cram-down” provisions could affect our ability to realize on the collateral underlying our mortgage-backed transactions.

Our ability to meet our obligations may be constrained by our holding company structure.

Assured Guaranty is a holding company and, as such, has no direct operations of its own. We do not expect to have any significant operations or assets other than our ownership of the shares of our subsidiaries. Dividends and other permitted payments from our operating subsidiaries are expected to be our primary source of funds to meet ongoing cash requirements, including any future debt service payments and other expenses, and to pay dividends to our shareholders. Our insurance subsidiaries are subject to regulatory and rating agency restrictions limiting their ability to declare and to pay dividends and make other payments to us. Furthermore, in connection with the Acquisition, we have committed that FSA will not pay any dividends for a period of two years from the date of the Acquisition without the written approval of the New York Insurance Department. In addition, to the extent that dividends are paid from our U.S. subsidiaries, they presently would be subject to U.S. withholding tax at a rate of 30%. The inability of our insurance subsidiaries to pay sufficient dividends and make other permitted payments to us would have an adverse effect on our ability to satisfy our ongoing cash requirements and on our ability to pay dividends to our shareholders. If we do not pay dividends, the only return on your investment in our Company, if at all, would come from any appreciation in the price of our common shares.

Our ability to pay dividends may be constrained by certain regulatory requirements and restrictions.

We are subject to Bermuda regulatory constraints that will affect our ability to pay dividends on our common shares and to make other payments. Under the Bermuda Companies Act 1981, as amended (the “Companies Act”), we may declare or pay a dividend out of distributable reserves only (1) if we have reasonable grounds for believing that we are, and after the payment would be, able to pay our liabilities as they become due and (2) if the realizable value of our assets would not be less than the aggregate of our liabilities and issued share capital and share premium accounts. While we currently intend to pay dividends, if you require dividend income you should carefully consider these risks before investing in our company.

There are provisions in our Bye-Laws that may reduce or increase the voting rights of our common shares.

If, and so long as, the common shares of a shareholder are treated as “controlled shares” (as determined under section 958 of the Internal Revenue Code of 1986, as amended (the “Code”)) of any U.S. Person (as defined below) and such controlled shares constitute 9.5% or more of the votes conferred by our issued shares, the voting rights with respect to the controlled shares of such U.S. Person (a “9.5% U.S. Shareholder”) shall be limited, in the aggregate, to a voting power of less than 9.5%, under a formula specified in our Bye-Laws. The formula is applied repeatedly until the voting power of all 9.5% U.S. Shareholders has been reduced to less than 9.5%. In addition, our Board of Directors may limit a shareholder’s voting rights where it deems appropriate to do so to (1) avoid the existence of any 9.5% U.S. Shareholders, and (2) avoid certain material adverse tax, legal or regulatory consequences to us or any of our subsidiaries or any shareholder or its affiliates. “Controlled shares” include, among other things, all shares of Assured Guaranty that such U.S. Person is deemed to own directly, indirectly or constructively (within the meaning of section 958 of the Code).

Under these provisions, certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share. Moreover, these provisions could have the effect of reducing the votes of certain shareholders who would not otherwise be subject to the 9.5% limitation by virtue of their direct share ownership. Our Bye-Laws provide that shareholders will be notified of their voting interests prior to any vote taken by them.

As a result of any reallocation of votes, your voting rights might increase above 5% of the aggregate voting power of the outstanding common shares, thereby possibly resulting in your becoming a reporting person subject to Schedule 13D or 13G filing requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the reallocation of your votes could result in your becoming subject to the short swing profit recovery and filing requirements under Section 16 of the Exchange Act.

We also have the authority under our Bye-Laws to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be reallocated under the Bye-Laws. If a shareholder fails to respond to our request for information or submits incomplete or inaccurate information in response to a request by us, we may, in our sole discretion, eliminate such shareholder’s voting rights.

For purposes of this discussion, the term “U.S. Person” means: (i) an individual citizen or resident of the United States, (ii) a partnership or corporation created or organized in or under the laws of the United States or under the laws of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (y) the trust has a valid election in effect to be treated as a U.S. Person for U.S. federal income tax purposes or (v) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

There are provisions in our Bye-Laws that may restrict the ability to transfer common shares, and that may require shareholders to sell their common shares.

Our Board of Directors may decline to approve or register a transfer of any common shares (1) if it appears to the Board of Directors, after taking into account the limitations on voting rights contained in our Bye-Laws, that any adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any of our shareholders may occur as a result of such transfer (other than such as the Board of Directors considers to be de minimis), or (2) subject to any applicable requirements of or commitments to the New York Stock Exchange, Inc. (“NYSE”), if a written opinion from counsel supporting the legality of the transaction under U.S. securities laws has not been provided or if any required governmental approvals have not been obtained.

Our Bye-Laws also provide that if our Board of Directors determines that share ownership by a person may result in adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any of our shareholders (other than such as the Board of Directors considers to be de minimis), then we have the option, but not the obligation, to require that shareholder to sell to us or to third parties to whom we assign the repurchase right for fair market value the minimum number of common shares held by such person which is necessary to eliminate such adverse tax, legal or regulatory consequences.

Applicable insurance laws may make it difficult to effect a change of control of us.

Before a person can acquire control of a U.S. insurance company, prior written approval must be obtained from the insurance commissioner of the state where the domestic insurer is domiciled. Because a person acquiring 10% or more of our common shares would indirectly control the same percentage of the stock of our U.S. insurance company subsidiaries, the insurance change of control laws of Maryland and New York would likely apply to such a transaction.

These laws may discourage potential acquisition proposals and may delay, deter or prevent a change of control of our company, including through transactions, and in particular unsolicited transactions, that some or all of our shareholders might consider to be desirable.

While our Bye-Laws limit the voting power of any shareholder (other than ACE) to less than 10%, there can be no assurance that the applicable regulatory body would agree that a shareholder who owned 10% or more of our common shares did not, notwithstanding the limitation on the voting power of such shares, control the applicable insurance company subsidiary.

Some reinsurance agreement terms may make it difficult to effect a change of control of us.

Some of our reinsurance agreements have change of control provisions that are triggered if a third party acquires a designated percentage of our shares. If these change of control provisions are triggered, the ceding company may recapture some or all of the reinsurance business ceded to us in the past. Any such recapture could adversely affect our future income or ratings. These provisions may discourage potential acquisition proposals and may delay, deter or prevent a change of control of our Company, including through transactions that some or all of our shareholders might consider to be desirable.

Anti-takeover provisions in our Bye-Laws could impede an attempt to replace or remove our directors, which could diminish the value of our common shares.

Our Bye-Laws contain provisions that may make it more difficult for shareholders to replace directors even if the shareholders consider it beneficial to do so. In addition, these provisions could delay or prevent a change of control that a shareholder might consider favorable. For example, these provisions may prevent a shareholder from receiving the benefit from any premium over the market price of our common shares offered by a bidder in a potential takeover. Even in the absence of an attempt to effect a change in management or a takeover attempt, these provisions may adversely affect the prevailing market price of our common shares if they are viewed as discouraging takeover attempts in the future.

Certain of our foreign subsidiaries may be subject to U.S. tax.

We manage our business so that Assured Guaranty, AG Re and our U.K. subsidiaries (the “U.K. Subsidiaries”) will operate in such a manner that none of them should be subject to U.S. federal tax (other than U.S. excise tax on insurance and reinsurance premium income attributable to insuring or reinsuring U.S. risks, and U.S. withholding tax on certain U.S. source investment income). However, because there is considerable uncertainty as to the activities which constitute being engaged in a trade or business within the United States, we cannot be certain that the Internal Revenue Service (“IRS”) will not contend successfully that Assured Guaranty or any of our foreign subsidiaries other than AGRO is/are engaged in a trade or business in the United States. If Assured Guaranty, AG Re or either of our U.K. subsidiaries were considered to be engaged in a trade or business in the United States, each such company could be subject to U.S. corporate income and branch profits taxes on the portion of its earnings effectively connected to such U.S. business.

Assured Guaranty and its Bermuda subsidiaries may become subject to taxes in Bermuda after 2016, which may have a material adverse effect on our results of operations and on your investment.

The Bermuda Minister of Finance, under Bermuda’s Exempted Undertakings Tax Protection Act 1966, as amended, has given Assured Guaranty, AG Re and AGRO an assurance that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then subject to certain limitations the imposition of any such tax will not be applicable to Assured Guaranty or our Bermuda subsidiaries, or any of our or their operations, shares, debentures or other obligations until March 28, 2016. Given the limited duration of the Minister of Finance’s assurance, we cannot be certain that we will not be subject to Bermuda tax after 2016.

U.S. Persons who hold 10% or more of our shares directly or through foreign entities may be subject to taxation under tax rules.

Each 10% U.S. Shareholder of a foreign corporation that is a controlled foreign corporation (“CFC”) for an uninterrupted period of 30 days or more during a taxable year, and who owns shares in the foreign corporation directly or indirectly through foreign entities on the last day of the foreign corporation’s taxable year on which it is a CFC, must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC’s “subpart F income,” even if the subpart F income is not distributed.

We believe that because of the dispersion of our share ownership, provisions in our Bye-Laws that limit voting power and other factors, no U.S. Person who owns our common shares directly or indirectly through foreign entities should be treated as a 10% U.S. Shareholder of us or of any of our foreign subsidiaries. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge.

U.S. Persons who hold shares may be subject to U.S. income taxation at ordinary income rates on their proportionate share of our related person insurance income (“RPII”).

If the gross RPII of AG Re was to equal or exceed 20% of AG Re’s gross insurance income in any taxable year and direct or indirect insureds (and persons related to such insureds) own (or are treated as owning directly or indirectly through entities) 20% or more of the voting power or value of our shares, then a U.S. Person who owns our shares (directly or indirectly through foreign entities) on the last day of the taxable year would be required to include in its income for U.S. federal income tax purposes such person’s pro rata share of AG Re’s RPII for the entire taxable year, determined as if such RPII were distributed proportionately only to U.S. Persons at that date, regardless of whether such income is distributed. In addition, any RPII that is includible in the income of a U.S. tax-exempt organization may be treated as unrelated business taxable income. The amount of RPII earned by AG Re (generally, premium and related investment income from the direct or indirect insurance or reinsurance of any direct or indirect U.S. holder of shares or any person related to such holder) will depend on a number of factors, including the geographic distribution of AG Re’s business and the identity of persons directly or indirectly insured or reinsured by AG Re. We believe AG Re did not in prior years of operation and should not in the foreseeable future have either RPII income which equals or exceeds 20% of gross insurance income or have direct or indirect insureds, as provided for by RPII rules, of AG Re (and related persons) directly or indirectly own 20% or more of either the voting power or value of our shares. However, we cannot be certain that this will be the case because some of the factors which determine the extent of RPII may be beyond our control.

U.S. Persons who dispose of our shares may be subject to U.S. income taxation at ordinary income tax rates in a portion of their gain, if any.

The RPII rules provide that if a U.S. Person disposes of shares in a foreign insurance corporation in which U.S. Persons own 25% or more of the shares (even if the amount of gross RPII is less than 20% of the corporation’s gross insurance income and the ownership of its shares by direct or indirect insureds and related persons is less than the 20% threshold), any gain from the disposition will generally be treated as dividend income to the extent of the holder’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the holder owned the shares (whether or not such earnings and profits are attributable to RPII). In addition, such a holder will be required to comply with certain reporting requirements, regardless of the amount of shares owned by the holder. These RPII rules should not apply to dispositions of our shares because we will not ourselves be directly engaged in the insurance business; however, the RPII provisions have never been interpreted by the courts or the U.S. Treasury Department in final regulations, and regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form, what changes or clarifications might ultimately be made thereto, or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts, or otherwise, might have retroactive effect. The U.S. Treasury Department has authority to impose, among other things, additional reporting requirements with respect to RPII. Accordingly, the meaning of the RPII provisions and the application thereof to Assured Guaranty and AG Re is uncertain.

U.S. Persons who hold common shares will be subject to adverse tax consequences if we are considered to be a “passive foreign investment company” for U.S. federal income tax purposes.

If Assured Guaranty is considered a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, a U.S. person who owns any shares of Assured Guaranty will be subject to adverse tax consequences, including subjecting the investor to greater tax liability than might otherwise apply and subjecting the investor to tax on amounts in advance of when tax would otherwise be imposed, which could materially adversely affect your investment. We believe that Assured Guaranty is not, and we currently do not expect Assured Guaranty to become, a PFIC for U.S. federal income tax purposes; however, we cannot assure you that Assured Guaranty will not be deemed a PFIC by the IRS. There are currently no regulations regarding the application of the PFIC provisions to an insurance company. New regulations or pronouncements interpreting or clarifying these rules may be forthcoming. We cannot predict what impact, if any, such guidance would have on an investor that is subject to U.S. federal income taxation.

Changes in U.S. federal income tax law could materially adversely affect an investment in our common shares.

Legislation has been introduced in the U.S. Congress intended to eliminate certain perceived tax advantages of companies (including insurance companies) that have legal domiciles outside the United States but have certain U.S. connections. For example, legislation has been introduced in Congress to limit the deductibility of reinsurance premiums paid by U.S. companies to foreign affiliates. It is possible that this or similar legislation could be introduced in and enacted by the current Congress or future Congresses that could have an adverse impact on us or our shareholders.

U.S. federal income tax laws and interpretations regarding whether a company is engaged in a trade or business within the United States, is a PFIC, or whether U.S. Persons would be required to include in their gross income the “subpart F income” of a CFC or RPII are subject to change, possibly on a retroactive basis. There currently are no regulations regarding the application of the PFIC rules to insurance companies, and the regulations regarding RPII are still in proposed form. New regulations or pronouncements interpreting or clarifying such rules may be forthcoming. We cannot be certain if, when, or in what form such regulations or pronouncements may be implemented or made, or whether such guidance will have a retroactive effect.

The Organization for Economic Cooperation and Development and the European Union are considering measures that might increase our taxes and reduce our net income.

The Organization for Economic Cooperation and Development (the “OECD”) has published reports and launched a global dialogue among member and non-member countries on measures to limit harmful tax competition. These measures are largely directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. In response to a number of measures taken and commitments by the government of Bermuda, in June 2009, Bermuda was listed as a jurisdiction that has substantially implemented those standards. We are not able to predict what changes will arise from these changes or commitments or whether such changes will subject us to additional taxes.

Risks Related to our Common Shares

The market price of our common shares may be volatile, which could cause the value of your investment to decline.

The market price of our common shares has experienced, and may continue to experience, significant volatility. Numerous factors, including many over which we have no control, may have a significant impact on the market price of our common shares. These risks include those described or referred to in this “Risk Factors” section as well as, among other things:

•                  our operating and financial performance and prospects;

•                  our ability to repay our debt;

•                  our access to financial and capital markets to refinance our debt or replace our existing senior secured credit and receivables-backed facilities;

•                  investor perceptions of us and the industry and markets in which we operate;

•                  our dividend policy;

•                  future sales of equity or equity-related securities;

•                  changes in earnings estimates or buy/sell recommendations by analysts; and

•                  general financial, domestic, international, economic and other market conditions.

In addition, the stock market in recent years has experienced extreme price and trading volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These broad market fluctuations may adversely affect the price of our common shares, regardless of our operating performance.

Our common shares are equity securities and are subordinate to our existing and future indebtedness.

Our common shares are equity interests. This means the common shares will rank junior to all of our indebtedness and to other non-equity claims on us and our assets available to satisfy claims on us, including claims in a bankruptcy or similar proceeding. Future indebtedness may restrict payment of dividends on the common shares.

Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of common shares, dividends are payable only when and if declared by our board of directors or a duly authorized committee of the board. Further, the common shares place no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the voting rights available to stockholders generally.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common shares.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common shares. The market price of our common shares could decline as a result of sales of a large number of common shares or similar securities in the market after this offering or the perception that such sales could occur.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

See the attached exhibit index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

	By:	/s/ James M. Michener
James M. Michener
General Counsel
DATE: July 8, 2009

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Revolving Credit Agreement dated as of June 30, 2009 among FSA Asset Management LLC, Dexia Crédit Local S.A. and Dexia Bank Belgium SA.

10.2.1	Master Repurchase Agreement (September 1996 Version) dated as of June 30, 2009 between Dexia Crédit Local S.A. and FSA Asset Management LLC.

10.2.2	Annex I — Committed Term Repurchase Agreement Annex dated as of June 30, 2009 between Dexia Crédit Local S.A. and FSA Asset Management LLC.

10.3.1	ISDA Master Agreement (Multicurrency — Cross Border) dated as of June 30, 2009 among Dexia SA, Dexia Crédit Local S.A. and FSA Asset Management LLC.

10.3.2	Schedule to the 1992 Master Agreement, Guaranteed Put Contract, dated as of June 30, 2009 among Dexia Crédit Local S.A., Dexia SA and FSA Asset Management LLC.

10.3.3	Put Option Confirmation, Guaranteed Put Contract, dated June 30, 2009 to FSA Asset Management LLC from Dexia SA and Dexia Crédit Local S.A.

10.3.4

ISDA Credit Support Annex (New York Law) to the Schedule to the ISDA Master Agreement, Guaranteed Put Contract, dated as of June 30, 2009 between Dexia Crédit Local S.A. and Dexia SA and FSA Asset Management LLC.

10.4.1	ISDA Master Agreement (Multicurrency — Cross Border) dated as of June 30, 2009 among Dexia SA, Dexia Crédit Local S.A. and FSA Asset Management LLC.

10.4.2	Schedule to the 1992 Master Agreement, Non-Guaranteed Put Contract, dated as of June 30, 2009 among Dexia Crédit Local S.A., Dexia SA and FSA Asset Management LLC.

10.4.3	Put Option Confirmation, Non-Guaranteed Put Contract, dated June 30, 2009 to FSA Asset Management LLC from Dexia SA and Dexia Crédit Local S.A.

10.4.4

ISDA Credit Support Annex (New York Law) to the Schedule to the ISDA Master Agreement, Non-Guaranteed Put Contract, dated as of June 30, 2009 between Dexia Crédit Local S.A. and Dexia SA and FSA Asset Management LLC.

10.5	First Demand Guarantee Relating to the “Financial Products” Portfolio of FSA Asset Management LLC issued by the Belgian State and the French State and executed as of June 30, 2009.

10.6	Guaranty, dated as of June 30, 2009, made jointly and severally by Dexia SA and Dexia Crédit Local S.A., in favor of Financial Security Assurance Inc.

10.7	Indemnification Agreement (GIC Business) dated as of June 30, 2009 by and among Financial Security Assurance Inc., Dexia Crédit Local S.A. and Dexia SA.

10.8

Pledge and Administration Agreement, dated as of June 30, 2009, among Dexia SA, Dexia Crédit Local S.A., Dexia Bank Belgium SA, Dexia FP Holdings Inc., Financial Security Assurance Inc., FSA Asset Management LLC, FSA Portfolio Asset Limited, FSA Capital Markets Services LLC, FSA Capital Markets Services (Caymans) Ltd., FSA Capital Management Services LLC and The Bank of New York Mellon Trust Company, National Association.

10.9

Separation Agreement, dated as of July 1, 2009, among Dexia Crédit Local S.A., Financial Security Assurance Inc., Financial Security Assurance International, Ltd., FSA Global Funding Limited and Premier International Funding Co.

10.10	Funding Guaranty, dated as of July 1, 2009, made by Dexia Crédit Local S.A. in favor of Financial Security Assurance Inc. and Financial Security Assurance International, Ltd.

10.11	Reimbursement Guaranty, dated as of July 1, 2009, made by Dexia Crédit Local S.A. in favor of Financial Security Assurance Inc. and Financial Security Assurance International, Ltd.

10.12	Strip Coverage Liquidity and Security Agreement, dated as of July 1, 2009, between Financial Security Assurance Inc. and Dexia Crédit Local S.A.

10.13	Indemnification Agreement (FSA Global Business), dated as of July 1, 2009, by and between Financial Security Assurance Inc., Assured Guaranty Ltd.and Dexia Crédit Local S.A.

10.14

Pledge and Administration Annex Amendment Agreement dated as of July 1, 2009 among Dexia SA, Dexia Crédit Local S.A., Dexia Bank Belgium SA, Dexia FP Holdings Inc., Financial Security Assurance Inc., FSA Asset Management LLC, FSA Portfolio Asset Limited, FSA Capital Markets Services LLC, FSA Capital Markets Services (Caymans) Ltd., FSA Capital Management Services LLC and The Bank of New York Mellon Trust Company, National Association.

10.15	Put Confirmation Annex Amendment Agreement dated as of July 1, 2009 among Dexia SA and Dexia Crédit Local S.A. and FSA Asset Management LLC and Financial Security Assurance Inc.

10.16

Settlement Agreement and Plan by and between Financial Security Assurance Holdings, Ltd., Assured Guaranty Ltd., Dexia Holdings, Inc., Dexia Crédit Local, S.A. and Sean W. McCarthy (Incorporated by reference to Exhibit 4.4 of the company’s Registration Statement on Form S-8 (No. 333-160-367))

10.17	Employment Agreement dated as of July 1, 2009 between Assured Guaranty U.S. Holdings, Inc. and Sean McCarthy

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Press Release Dated July 1, 2009

99.2

Audited consolidated balance sheets of Financial Security Assurance Holdings Ltd. at December 31, 2008 and December 31, 2007 and the related consolidated statements of operations and comprehensive income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows for each of the years ended December 31, 2008, 2007 and 2006.

99.3

Consolidated balance sheets of Financial Security Assurance Holdings Ltd. at March 31, 2009 and December 31, 2008, the related consolidated statements of operations, consolidated statements of comprehensive income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows for the three-month periods ended March 31, 2009 and March 31, 2008

99.4	Pro forma financial information.